UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to §240.14a-12

CARDTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
April 30, 2010
Dear Stockholder:
Notice is hereby given that the 2010 Annual Meeting of Stockholders of Cardtronics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 15, 2010, at 4:00 p.m., central time, at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042. At the Annual Meeting, stockholders will be asked to:
1.	Elect three Class III directors to the Board of Directors to serve until the 2013 Annual Meeting of Stockholders;
2.	Approve the amendment and restatement of the Company’s 2007 Stock Incentive Plan which includes increasing the maximum number of shares of the Company’s common stock that can be granted as equity incentive awards under the plan to 5,179,393, and approving the material terms of the plan in order to comply with Section 162(m) of the Internal Revenue Code;
3.	Ratify the Audit Committee’s selection of KPMG LLP as the independent registered public accounting firm of Cardtronics, Inc. for the fiscal year ending December 31, 2010; and
4.	Transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Only stockholders of record at the close of business on April 20, 2010 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing May 28, 2010 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
These materials include the formal notice of the meeting, proxy statement, and financial statements. The proxy statement tells you about the agenda and related matters for the meeting. It also describes how the Board of Directors operates, gives information about its director candidates, and provides information about the other items of business to be conducted at the meeting.
Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

Sincerely,

Michael E. Keller
General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2010.
The Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders and Annual Report to
Stockholders for the fiscal year ended December 31, 2009 are available at http://ir.cardtronics.com.
Additionally, the Company’s Annual Report on Form 10-K, including audited financial statements, but excluding exhibits, accompanies this Proxy Statement.

PROXY STATEMENT

CARDTRONICS, INC.
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

PROXY STATEMENT

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cardtronics, Inc., for use at our 2010 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 15, 2010, at 4:00 p.m., central time, at our Houston offices located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042. Directions to our offices are set forth on the last page of this proxy statement.
The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are being mailed to stockholders beginning on or about April 30, 2010.
ABOUT THE ANNUAL MEETING
What is the purpose of the 2010 Annual Meeting of Stockholders?
At the Annual Meeting, our stockholders will be asked to (1) elect three directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected, (2) approve an amendment and restatement of the Company’s 2007 Stock Incentive Plan which includes increasing the maximum number of shares of the Company’s common stock that can be granted as equity incentive awards under the plan to 5,179,393, and approving the material terms of the plan in order to comply with Section 162(m) of the Internal Revenue Code, (3) ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and (4) transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each of the above matters that will be submitted to the stockholders for their approval (each a “Proposal”) is described in more detail on pages 5 to 9 herein.
Why did I receive these proxy materials?
You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of April 20, 2010. We refer to this date as the “record date.”
This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully.
What is a proxy?
A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has appointed J. Chris Brewster and Michael E. Keller (the “Proxy Holders”) to serve as proxies for the Annual Meeting. If you are a stockholder of record (as discussed in more detail below), your shares will be voted by the Proxy Holders in accordance with the instructions on the proxy card you submit by mail. If you do not provide instructions on the proxy card, the Proxy Holders will vote in accordance with the recommendations of the Board. See “What are the recommendations of the Board?” below for additional information.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.
What is the difference between holding shares as a “stockholder of record” and holding shares in “street name?”
•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered a “stockholder of record” with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote in person at the Annual Meeting.
•	Street Name Stockholder. If your shares are held in a stock brokerage account, by a bank or other holder of record (commonly referred to as being held in “street name”), you are the “beneficial owner” with respect to those shares and these proxy materials are being forwarded to you by that custodian. As summarized below, there are distinctions between shares held of record and those held beneficially.
How many votes must be present to hold the Annual Meeting?
There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date. As of the record date, there were 41,790,127 shares of our common stock outstanding. Consequently, the presence of the holders of at least 20,895,064 shares of common stock, in person or by proxy, is required to establish a quorum for the Annual Meeting.
How many votes do I have?
You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the Annual Meeting.
How do I vote my shares?
•	Stockholder of Record. Shares held directly in your name as the stockholder of record can be voted in person at the Annual Meeting or you can provide a proxy to be voted at the Annual Meeting by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
•	Street Name Stockholder. If you hold your shares in “street name” (for example, at your brokerage account), please follow the instructions provided by your bank, broker or other holder of record (the record holder). Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and identification.

What are the recommendations of the Board?
Our Board recommends that you vote:
•	FOR the election of the three nominated Class III directors;
•	FOR the proposal to amend and restate the 2007 Stock Incentive Plan and approve the material terms of the plan; and
•	FOR the proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
Can I change my vote after I return my proxy card?
Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (1) submitting a written a notice of revocation to our Secretary, Michael E. Keller, by mail to Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by facsimile at (832) 308-4761, (2) mailing in a new proxy card bearing a later date or (3) attending the Annual Meeting and voting in person, which suspends the powers of the Proxy Holders.
If you are a “street name” stockholder, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
Could other matters be decided at the Annual Meeting?
At the time this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.
With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holders will vote the proxies as recommended by our Board or, if no recommendation is given, in their own discretion.
What is the effect of abstentions and broker non-votes and what vote is required to approve each proposal discussed in this proxy statement?
Abstentions and Broker Non-Votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not have discretionary authority to vote those shares if they do not receive timely instructions from the beneficial owners.
Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the three director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected to our Board. You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you “WITHHOLD AUTHORITY,” your votes will be counted for purposes of determining the presence or absence of a quorum, but will have no legal effect on the election of directors under Delaware law.
Amendment and Restatement of the 2007 Stock Incentive Plan. The affirmative vote of the holders of majority of the shares represented in person or by proxy and entitled to vote on the item will be required for increasing the maximum number of shares that can be granted as equity incentive awards under the 2007 Stock Incentive Plan and further amending the plan to comply with Section 162(m) of the Code. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to amend and restate the 2007 Stock Incentive Plan. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST” the proposal. All shares are entitled to vote on each proposal. Broker non-votes are not treated as entitled to vote and therefore are not counted for purposes of determining whether a majority has been achieved.

Other Items. For each other item properly presented for a vote, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to ratify the selection of our independent registered public accounting firm. If you “ABSTAIN,” your votes will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST” the proposal. All shares are entitled to vote on each proposal.
Who is participating in this proxy solicitation and who will pay for its cost?
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.
We have retained Wells Fargo Shareowner Services to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Wells Fargo Shareowner Services a fee of approximately $5,500 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy materials to the beneficial owners of our common stock.
May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Corporate Governance — Our Board — Director Selection and Nomination Process” and “Proposals for the 2011 Annual Meeting of Stockholders” for more details.
What is “householding” and how does it affect me?
The Securities and Exchange Commission (“SEC”) has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” permits us to send a single annual report and/or a single proxy statement to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.
Many banks, brokers and other holders of record have instituted householding. If you or your family have one or more “street name” accounts under which you beneficially own our common stock, you may have received householding information from your bank, broker or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

Whom should I contact with questions about the Annual Meeting?
If you have any questions about this proxy statement or the Annual Meeting, please contact our Secretary, Michael E. Keller, at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by telephone at (832) 308-4000.
Where may I obtain additional information about Cardtronics, Inc.?
We refer you to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 4, 2010. Our Annual Report on Form 10-K, including audited financial statements, is also included with your proxy mailing. Our Annual Report on Form 10-K is not part of the proxy solicitation material. You may also find information about us on our website at www.cardtronics.com.
IF YOU WOULD LIKE TO RECEIVE ADDITIONAL INFORMATION ABOUT CARDTRONICS, INC., PLEASE CONTACT OUR SECRETARY, MICHAEL E. KELLER, AT 3250 BRIARPARK DRIVE, SUITE 400, HOUSTON, TEXAS 77042.
On the following three pages, we have set forth the three (3) proposals that are being submitted to the stockholders for their approval. Following each proposal is a summary of the proposal as well as the Board’s recommendation in support thereof.
PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTORS
Our Director Nominees
Our Board currently has eight director positions that are divided into three classes, with one class to be elected at each Annual Meeting of Stockholders to serve for a three-year term. The term of our Class I directors expires at the 2011 Annual Meeting; the term of our Class II directors expires at the 2012 Annual Meeting of Stockholders; and the term of our Class III directors expires at the 2010 Annual Meeting of Stockholders; with each director to hold office until his successor is duly elected and qualified or until his death, retirement, resignation or removal. Our Class I directors are Robert P. Barone, Jorge M. Diaz, and G. Patrick Phillips; our Class II directors are J. Tim Arnoult and Dennis F. Lynch; and our Class III directors are Fred R. Lummis, Steven A. Rathgaber, and Michael A.R. Wilson.
Effective March 2, 2010, acting upon the recommendation of its Nominating & Governance Committee, the Board nominated Fred R. Lummis, Steven A. Rathgaber, and Michael A.R. Wilson for re-election as Class III directors at the Annual Meeting. Class III directors elected at the Annual Meeting will serve for a term to expire at the 2013 Annual Meeting of Stockholders, with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.
Unless authority to vote for a particular nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election of each of Fred R. Lummis, Steven A. Rathgaber, and Michael A.R. Wilson as Class III directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

The names and certain information about the Class III director nominees, including their ages as of the Annual Meeting date, are set forth below:

Name	Age	Position
Fred R. Lummis	56	Class III Director
Steven A. Rathgaber	57	Class III Director
Michael A.R. Wilson	42	Class III Director
Fred R. Lummis has served as a director and Chairman of our Board since June 2001. Additionally, from March 17, 2009 through February 1, 2010, Mr. Lummis served as our Interim Chief Executive Officer. In 2006, Mr. Lummis co-founded Platform Partners, LLC and currently serves as its Chairman and Chief Executive Officer. Prior to co-founding Platform Partners, Mr. Lummis co-founded and served as a managing partner of The CapStreet Group, LLC, CapStreet II, L.P. and CapStreet Parallel II, L.P., which collectively own 11% of the Company as of April 20, 2010. Mr. Lummis continues to serve as a senior advisor to The CapStreet Group, LLC. From June 1998 to May 2000, Mr. Lummis served as Chairman of the Board and Chief Executive Officer of Advantage Outdoor Company, an outdoor advertising company. From September 1994 to June 1998, Mr. Lummis served as Chairman and Chief Executive Officer of American Tower Corporation, a nationwide communication tower owner and operator. Mr. Lummis currently serves as a director of Amegy Bancorporation Inc. and several private companies. Mr. Lummis holds a Bachelor of Arts degree in economics from Vanderbilt University and a Masters of Business Administration degree from the University of Texas at Austin.
Mr. Lummis has developed extensive managerial and business development skills as the co-founder of Platform Partners, the CapStreet Group, LLC, CapStreet II, L.P. and CapStreet Parallel II, L.P. With nearly 10 years of experience working with our Company and his extensive operating and directorship experience, Mr. Lummis is uniquely qualified to serve as a director on, and Chairman of, our Board, as well as a member of our Compensation Committee.
Steven A. Rathgaber has been our Chief Executive Officer and has served as a director of our Company since February 1, 2010. From January 1991 to January 2010, Mr. Rathgaber was employed by NYCE Payments Network, LLC, a wholly-owned subsidiary of Fidelity National Information Services, Inc. Mr. Rathgaber most recently served as the President and Chief Operating Officer of NYCE, a role he assumed in September 2004. From April 1989 to January 1991, Mr. Rathgaber served as a founding partner of Veritas Venture, a start-up software development company. From May 1981 to March 1989, Mr. Rathgaber served in a number of executive-level roles within Automatic Data Processing, Inc., and from January 1977 to April 1981, Mr. Rathgaber held numerous positions within Citibank. Mr. Rathgaber also served on the board of Everlink Payment Services, a joint venture between the United States-based NYCE Payments Network and Celero, a Canadian credit union processing company, from the company’s inception in September 2003 until December 2009. He also served as Chairman of the Everlink board from June 2004 until May 2006. Mr. Rathgaber holds a Bachelor of Science degree in Accounting from St. John’s University.
Mr. Rathgaber was selected to serve on our Board due to his depth of knowledge of the financial services and payments industry, his acute business judgment, and his extensive leadership skills.
Michael A.R. Wilson has served as a director of our Company since February 2005. Mr. Wilson is a Managing Director at TA Associates, Inc. (“TA Associates”), a private equity firm, which together with its affiliates owns approximately 17% of the Company as of April 20, 2010. At TA Associates, Mr. Wilson focuses on growth investments and leveraged buyouts of financial services, business services, and consumer products companies. Mr. Wilson currently serves on the boards of Jupiter Investments Group and Numeric Investors. Prior to joining TA Associates in 1992, Mr. Wilson was a Financial Analyst in Morgan Stanley’s Telecommunications Group. In 1994, Mr. Wilson joined Affiliated Managers Group, a TA Associates-backed financial services start-up, as Vice President and a member of the founding management team. Mr. Wilson received a Bachelors of Arts degree, with Honors, in Business Administration from the University of Western Ontario, and a Masters of Business Administration degree, with Distinction, from Harvard Business School.
Mr. Wilson’s strong leadership and business experience, including his position as a Managing Director of a private equity firm and his financial services industry expertise, qualify him to serve on our Board, our Compensation Committee, and our Nominating & Governance Committee. Mr. Wilson’s background in growth investments and leveraged buyouts make him a valuable contributor to discussions regarding possible acquisitions.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.
PROPOSAL NO. 2:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 STOCK INCENTIVE PLAN
General
A summary description of the Company’s 2007 Stock Incentive Plan (herein the “2007 Plan”), as proposed to be modified by the amendment and restatement described below, is set forth in Appendix A.
Description of the Proposed Amendment
The 2007 Plan was previously approved by our Board and our stockholders at our 2007 Annual Meeting of Stockholders. The 2007 Plan then provided for the granting of various types of equity incentive awards, including incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, restricted stock awards, performance awards, phantom stock awards, and bonus stock awards, to the officers, directors, employees and consultants of the Company. The 2007 Plan was originally adopted with a reservation of 3,179,393 shares of our common stock to be used in connection with the granting of awards pursuant to the 2007 Plan. On April 23, 2010, our Board approved a first amendment to the 2007 Plan in the form of an amendment and restatement of the 2007 Plan which would authorize, among other items described below, an additional 2,000,000 shares of our common stock to be utilized for awards pursuant to the 2007 Plan (the “Amendment”). Accordingly, the Company requests the stockholders to approve an increase in the maximum number of shares of common stock that may be granted as equity incentive awards under the 2007 Plan from 3,179,393 to 5,179,393. If our stockholders approve this Proposal No. 2 and Amendment to the 2007 Plan, the Company intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for issuance under the 2007 Plan.
In order to ensure the continued compliance with certain taxation and compensation deduction provisions within the Code, the Amendment also adjusted the existing provisions regarding performance-based awards granted in accordance with Section 162(m) of the Code (described below), as well as conformed a number of administration provisions of the 2007 Plan necessary to effectuate the modified performance-based awards. The Amendment revised two of the “material” provisions of any Section 162(m) compliant plan by modifying the annual award limitations for any individual participant of the 2007 Plan as well as the performance criteria that may be utilized to structure performance-based awards. Following the Amendment, no award may be granted in any fiscal year to any eligible participant with regard to shares of common stock equaling more than 1,500,000 shares, and no payment may be made in cash with respect to awards that are not related to common stock in excess of $2,000,000. The performance goals available for performance-based awards following the Amendment are as follows: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the fair market value of the common stock; (xxiii) operating income; (xxiv) Company sales; and (xxv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Therefore, in addition to the approval of the share increase, the Company requests that its stockholders approve this Proposal No. 2 and Amendment to the 2007 Plan in order to approve the material terms of the 2007 Plan and retain our compliance with Section 162(m) of the Code.
The Amendment modified various other items of the 2007 Plan in addition to the share increase. The Amendment increased the term of the 2007 Plan from a ten year period beginning on the original adoption date (which was August 22, 2007) to a ten year period beginning on the adoption of the Amendment to the 2007 Plan. The Amendment added two types of awards to the 2007 Plan: a restricted stock unit award and an annual incentive award (both of which are described more fully in Appendix A).

Reason for the Proposed Amendment
The use of equity-based awards under the 2007 Plan has been a key component of the Company’s compensation program since its adoption in 2007. The awards granted under the 2007 Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. The 2007 Plan authorized us to issue up to 3,179,393 shares of common stock. As of April 20, 2010, only 576,431 shares were available for issuance as awards under the 2007 Plan, meaning that substantially all of the authorized and available shares have now been issued under the 2007 Plan. Accordingly, our Board has determined that there are not sufficient shares available for issuance under the 2007 Plan to meet our needs for future grants during the coming years, and an increase in available shares is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today’s volatile business environment. Our Board has also determined that in connection with an increase of the shares available for issuance under the 2007 Plan, the life of the 2007 Plan should be extended to allow the Company to grant awards under the plan for an additional three years, until the ten year anniversary of the adoption of the Amendment.
The Company also desires to ensure the deductibility of awards granted under the 2007 Plan, and the deductibility of awards granted to certain employees after this meeting will potentially be limited unless the Amendment is approved by our stockholders. The awards under the 2007 Plan are intended to qualify for exemption from the deduction limitations of Section 162(m) of the Code by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (our “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m) of the Code. In addition to certain other requirements, in order for awards under the 2007 Plan to constitute “performance-based compensation,” the material terms of the 2007 Plan must be disclosed to and approved by our stockholders. Under the regulations of Section 162(m) of the Code, the material terms of the 2007 Plan are (i) the maximum amount of compensation that may be paid to a participant under the 2007 Plan in any fiscal year, (ii) the employees eligible to receive compensation under the 2007 Plan, and (iii) the business criteria on which the performance goals are based. The Amendment did not alter the eligibility provisions of the 2007 Plan in any manner, although the remaining material terms have been amended and restated in the Amendment to improve the 2007 Plan’s compliance with Section 162(m) of the Code. The Company intends for certain awards under the 2007 Plan to continue to qualify for exemption from the deduction limitations of Section 162(m) of the Code. Accordingly, we are asking stockholders to approve the Amendment so that awards under the 2007 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible.
Consequences of Failure to Approve the Proposal
Our stockholders are only voting to approve: (i) the increase in the number of shares of common stock approved for issuance under the 2007 Plan, and with regard to the Section 162(m) of the Code, (ii) the maximum amount of compensation that may be paid to a participant under the 2007 Plan in any fiscal year, (iii) the employees eligible to receive compensation under the 2007 Plan, and (iv) the business criteria on which the performance goals are based for purposes of Section 162(m) of the Code. The 2007 Plan shall continue regardless of the outcome of the stockholder vote. Further, failure of our stockholders to approve this Proposal No. 2 will not affect the rights of existing award holders under the 2007 Plan or under any previously granted awards under the 2007 Plan. However, if this Proposal No. 2 is not approved, we do not expect to be able to issue further meaningful or valuable equity-based incentive awards pursuant to the 2007 Plan. As such awards have traditionally been a fundamental element of our compensation philosophy of “pay for performance,” and we believe that such awards further our goal of providing a long-term incentive for our employees and directors by motivating them to increase our common stock’s value, we will be required to reevaluate our compensation program in general. Also, if this Proposal No. 2 is not approved, certain awards granted to Covered Employees in future years may not be deductible to the extent they exceed $1,000,000, meaning that we may be limited in our ability to grant awards that are both deductible and satisfy our compensatory objectives.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL NO. 2 REGARDING THE AMENDMENT AND RESTATEMENT OF THE 2007 STOCK INCENTIVE PLAN.
PROPOSAL NO. 3:
RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending December 31, 2010.
We engaged KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements beginning with the fiscal year ended December 31, 2001. The engagement of KPMG LLP has been recommended by the Audit Committee and approved by our Board annually. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and has recommended, and our Board has approved, their inclusion therein. See “Audit Matters—Report of the Audit Committee” included elsewhere in this proxy statement.
Although stockholder ratification of the selection of KPMG LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is required to approve and ratify the selection of KPMG LLP. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our stockholders.
A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.
CORPORATE GOVERNANCE
The remainder of this Proxy sets forth important information regarding the Company’s corporate governance; stock ownership by our directors, executive officers and other persons owning more than 5% of our stock; executive officers; compensation practices for executive officers and directors; related person transactions; audit matters; procedures for submitting proposals for the 2011 Annual Meeting of Stockholders; and directions to our offices.

Continuing Directors
In addition to the Class III directors elected at the Annual Meeting, the directors who will continue to serve on our Board after the Annual Meeting, their ages as of the Annual Meeting date, positions with Cardtronics, Inc. and other biographical information are set forth below:

Name	Age	Position
J. Tim Arnoult	61	Class II Director
Robert P. Barone	72	Class I Director
Jorge M. Diaz	45	Class I Director
Dennis F. Lynch	61	Class II Director
G. Patrick Phillips	60	Class I Director
J. Tim Arnoult has served as a director of our Company since January 2008. From 1979 to 2006, Mr. Arnoult served in various positions at Bank of America, N.A., including President of Global Treasury Services from 2005 to 2006, President of Global Technology and Operations from 2000 to 2005, and President of Central U.S. Consumer and Commercial Banking from 1996 to 2000. Mr. Arnoult is also experienced in mergers and acquisitions, having been directly involved in significant transactions such as the mergers of NationsBank and Bank of America in 1998 and Bank of America and Fleet Boston in 2004. Mr. Arnoult has served on a variety of boards throughout his career, including the board of Visa USA. Mr. Arnoult holds a Bachelor of Arts degree in psychology and a Masters of Business Administration degree from the University of Texas at Austin.
Mr. Arnoult brings over 30 years of banking and financial services experience to our Board and also has considerable experience serving as a director from his directorships with several other large companies, including the board of VISA USA. We believe Mr. Arnoult’s banking and financial services background and past directorship experience make him well-qualified to serve on our Board, as Chairman of our Nominating & Governance Committee, and on our Audit Committee.
Robert P. Barone has served as a director of our Company since September 2001. Mr. Barone has held positions at Diebold, Inc., NCR Corporation, and Xerox Corporation, as well as the Electronic Funds Transfer Association (“EFTA”). Since December 1999, Mr. Barone has served as a consultant for SmartNet Associates, Inc., a private consulting firm. From May 1997 to November 1999, Mr. Barone served as Chairman of the Board of PetsHealth Insurance, Inc., a pet health insurance provider. From September 1988 to September 1994, Mr. Barone served as Board Vice-Chairman, President and Chief Operating Officer of Diebold, Inc. Mr. Barone holds a Bachelor of Business Administration degree from Western Michigan University and a Masters of Business Administration degree from Indiana University. A founder and past Chairman of EFTA, Mr. Barone is now Chairman Emeritus of that organization. Currently, Mr. Barone is the owner of The Smart Dynamics Group Consulting Firm and a 50% partner in Southeast Locates LLC, an underground utilities damage prevention company.
Mr. Barone’s more than 40 years of sales, marketing, and executive leadership experience provide him with the experience and skills that we believe qualify him to serve on our Board, as Chairman of our Audit Committee, and on our Nominating & Governance Committee. Additionally, as founder and Chairman Emeritus of the EFTA, Mr. Barone’s knowledge of the electronic funds transfer industry and his relationships with companies within that industry are assets to our Board.
Jorge M. Diaz has served as a director of our Company since December 2004. Mr. Diaz is the Division President and Chief Executive Officer of Fiserv Output Solutions, a division of Fiserv, Inc., and has held that position since April 1994. Fiserv Output Solutions provides card production services, statement processing and electronic document distribution services. In January 1985, Mr. Diaz co-founded National Embossing Company, a predecessor company to Fiserv Output Solutions. Mr. Diaz sold National Embossing Company to Fiserv in April 1994. Mr. Diaz serves as a director for the local chapter of the Boys and Girls Club, a national non-profit organization.
Mr. Diaz’ extensive experience in the electronic funds transfer processing industry, as well as his long-standing association with our Company, makes him uniquely qualified to serve on our Board.

Dennis F. Lynch has served as a director of our Company since January 2008. Mr. Lynch has over 25 years of experience in the payments industry and has led the introduction and growth of various card products and payment solutions. Mr. Lynch is currently a director and chairperson of the Secure Remote Payments Council, a cross-industry group dedicated to accelerating more secure methods of conducting consumer payments in the internet/mobile marketplace. Mr. Lynch is also a principal of Future Pay, LLC, a consulting firm focused on the next generation of consumer payments. From 2005 to 2008, Mr. Lynch served as Chairman and Chief Executive Officer of RightPath Payments Inc., a company providing business-to-business payments via the internet. From 1994 to 2004, Mr. Lynch served in various positions with NYCE Payments Network, LLC, an electronic payments network that is now a wholly-owned subsidiary of Fidelity National Information Services, Inc., including serving as that company’s President and Chief Executive Officer from 1996 to 2004, and as a director from 1992 to 2004. Prior to joining NYCE, Mr. Lynch served in a variety of information technology and products roles, ultimately managing Fleet Boston’s consumer payments portfolio. Mr. Lynch has served on a number of boards, including the board of Open Solutions, Inc., a publicly-traded company delivering core banking products to the financial services market, from 2005 to 2007. Mr. Lynch was also a founding director of the New England-wide YANKEE24 Network, and served as its Chairman from 1988 to 1990. Additionally, Mr. Lynch has served on the Executive Committee and the board of EFTA. Mr. Lynch received his Bachelors and Masters degrees from the University of Rhode Island.
Mr. Lynch’s extensive experience in the payment industry and his leading role in the introduction and growth of various card products and payment solutions make him a valuable asset to our Board. We leverage Mr. Lynch’s knowledge of card products and payment solutions in developing our strategies for capitalizing on the proliferation of prepaid debit cards. Additionally, Mr. Lynch’s service on a number of corporate boards and his experience as the Chief Executive Officer of the NYCE Payments Network, LLC, provide him with the background and leadership skills necessary to serve as Chairman of our Compensation Committee and on our Audit Committee.
G. Patrick Phillips was appointed as a director of our Company on February 5, 2010. Mr. Phillips is a 35-year veteran of Bank of America, most recently serving as President of Bank of America’s Premier Banking and Investments group from August 2005 to March 2008. During his tenure at Bank of America, Mr. Phillips led a variety of consumer, commercial, wealth management and technology businesses. Mr. Phillips currently serves on the board of directors of USAA Federal Savings Bank where he serves as Chairman of the Finance and Audit Committee. Additionally, Mr. Phillips previously served as a director of Visa USA and Visa International from 1990 to 2005 and 1995 to 2005, respectively. Mr. Phillips received a Masters of Business Administration from the Darden School (of business) at the University of Virginia in 1973 and graduated from Presbyterian College in Clinton, South Carolina in 1971.
Mr. Phillips’ extensive experience in the banking industry as well as the electronic payments industry makes him uniquely qualified to serve on our Board, our Audit Committee, and our Nominating & Governance Committee.
Our Governance Practices
We are committed to good corporate governance. Our Board has adopted several governance documents, which include our Corporate Governance Principles, Code of Business Conduct and Ethics, Financial Code of Ethics and charters for each standing committee of our Board. Each of these documents is available on our website at http://www.cardtronics.com and you may also request a copy of each document at no cost by writing (or telephoning) the following: Cardtronics, Inc., Attention: Chief Financial Officer, 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, (832) 308-4000.
Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics for our directors, officers and employees. In addition, our Board has adopted a Financial Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer and other accounting and finance executives. We intend to disclose any amendments to or waivers of the codes on behalf of our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and persons performing similar functions, on our website at http://www.cardtronics.com promptly following the date of the amendment or waiver.
Our Board
Board Size
Our Board of Directors currently has eight director positions that are divided into three classes, with one class to be elected at each annual meeting of stockholders to serve for a three-year term. The term of our Class I directors expires in 2011; the term of our Class II directors expires in 2012; and the term of our Class III directors expires in 2010. Each director holds his office until a successor is duly elected and qualified or until his death, retirement, resignation or removal. Our Class I directors are Robert P. Barone, Jorge M. Diaz and G. Patrick Phillips; our Class II directors are J. Tim Arnoult and Dennis F. Lynch; and our Class III directors are Fred R. Lummis, Steven A Rathgaber, and Michael A.R. Wilson.

The Nominating & Governance Committee of our Board considers and makes recommendations to our Board concerning the appropriate size and needs of our Board and considers candidates to fill new positions created by expansion or vacancies that occur by resignation, retirement or any other reason.
Director Independence
As required under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board has delegated this responsibility to its Nominating & Governance Committee. Pursuant to its charter, the Nominating & Governance Committee determines whether or not each director and each prospective director is independent.
The Nominating & Governance Committee evaluated all relevant transactions or relationships between each director, or any of his family members, and our Company, senior management and independent registered accounting firm. Based on this evaluation, the Nominating & Governance Committee has determined that Messrs. Arnoult, Barone, Lummis, Lynch, Phillips and Wilson are each an independent director, under the applicable standards set forth by the NASDAQ and SEC. Messrs. Arnoult, Barone, Lummis, Lynch, Phillips and Wilson constitute a majority of the members of our Board.
In making these independence determinations, our Nominating & Governance Committee, in conjunction with our Board, considered the relationships between the directors and the Company, as described below:
•	Mr. Lummis. Mr. Lummis co-founded and currently serves as a senior advisor to The CapStreet Group, LLC, CapStreet II, L.P. and CapStreet Parallel II, L.P. (the “CapStreet Funds”). The CapStreet Funds collectively own 11% of our common stock as of April 20, 2010. Our Nominating & Governance Committee has reviewed Mr. Lummis’ connection to the CapStreet Funds and the CapStreet Funds’ influence over us and determined that the CapStreet Funds’ influence over us is not material and that Mr. Lummis’ relationship with the CapStreet Funds does not impair his independence. However, on March 17, 2009, Mr. Lummis was appointed as our Interim Chief Executive Officer. Accordingly, Mr. Lummis was not considered to be an independent director while he served in that position. Effective February 1, 2010, Mr. Lummis resigned as our Interim Chief Executive Officer, concurrent with the appointment of Steven A. Rathgaber as the Company’s Chief Executive Officer. Because Mr. Lummis served as our Interim Chief Executive Officer for less than a full year, he is still considered to be an independent director.
•	Mr. Wilson. Mr. Wilson is the managing director at TA Associates, Inc., a private equity firm. TA Associates, Inc. is the ultimate parent of TA IX, L.P., TA/Atlantic Pacific V, L.P., TA/Atlantic Pacific IV, L.P., TA Strategic Partners Fund A L.P., TA Investors II, L.P. and TA Strategic Partners Fund B L.P. (collectively, the “TA Funds”). The TA Funds collectively own 17% of our common stock as of April 20, 2010. Our Nominating & Corporate Governance Committee has reviewed Mr. Wilson’s connection to the TA Funds and the TA Funds’ influence over us and determined that the TA Funds’ influence over us is not material and that Mr. Wilson’s relationship with the TA Funds does not impair his independence.
•	Mr. Diaz. Mr. Diaz has not been considered independent following our initial public offering in 2007 because of his employment with Fiserv Output Solutions, a division of Fiserv, Inc. In 2009, we paid approximately $23.6 million in fees to Fiserv for services rendered to us in the ordinary course of business.
The purpose of this review was to determine whether any such relationships were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Nominating & Governance Committee affirmatively determined, based on its understanding of such relationships, that, except as discussed above, none of our directors has any material relationship with us or our subsidiaries.

Board Leadership Structure
Although our current Chairman of the Board served as our Interim Chief Executive Officer during the period of time in which we conducted a search for our new Chief Executive Officer, the Board has determined that having a non-executive director serve as Chairman of the Board is in the best interest of our stockholders at this time. Our Chief Executive Officer is responsible for setting our strategic direction and providing us day-to-day leadership, while the Chairman of the Board provides guidance to our Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. We believe this structure ensures a greater role for the non-executive directors in the oversight of our Company and active participation of the non-executive directors in setting agendas and establishing priorities and procedures for the work of the Board.
Meetings
Meetings. Our Board held a total of ten meetings (four quarterly and six special meetings) and also acted through either electronic secured voting or unanimous written consent ten times during the year ended December 31, 2009. During this period, all directors attended each of the regularly scheduled quarterly meetings. With regard to the six special meetings, one director was unable to attend two such special meetings, while two other directors missed one special meeting each. In 2009, the committees of the Board held a total of 24 meetings: 11 Audit Committee meetings, eight Compensation Committee meetings and five Nominating & Governance Committee meetings. All committee members were present at these meetings.
Executive Sessions; Presiding Director. According to our Corporate Governance Principles, our independent directors must meet in executive session at each quarterly meeting and did so during the fiscal year ended December 31, 2009. The Chairman of the Board presides at these meetings and is responsible for preparing an agenda for these executive sessions. As a result of the Company’s search for a new Chief Executive Officer during 2009, the independent directors did not make a report to the Board regarding succession planning.
Annual Meeting Attendance. One of our directors attended our 2009 annual meeting held on June 18, 2009. We do not have a formal policy regarding director attendance at annual meetings. However, our directors are expected to attend all Board and committee meetings, as applicable, and to meet as frequently as necessary to properly discharge their responsibilities.
Limitation on Public Company Board Service
Members of our Audit Committee are prohibited from serving on the audit committees of more than two other public companies. In addition, our Board monitors the number of public company boards on which each director serves and develops limitations on such service as appropriate to ensure the ability of each director to fulfill his duties, as required by applicable securities laws and NASDAQ listing standards.
Board and Committee Self-Evaluation
Our Board and each committee of our Board conduct an annual self-evaluation to determine whether they are functioning effectively. The Nominating & Governance Committee leads the Board self-evaluation effort by conducting an annual evaluation of the Board’s performance. The committee completed its evaluation of the Board’s 2009 performance at its March 2010 meeting and presented its findings to the Board the following day. The Board has taken the committee’s evaluation under advisement and expects to complete its self-evaluation on or before its next regularly scheduled meeting. Similarly, each committee reviews the results of its evaluation to determine whether any changes need to be made to the committee or its procedures.
Director Selection and Nomination Process
The Nominating & Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to our Board. In 2009, the Nominating & Governance Committee developed a set of criteria that a director candidate should possess, and used that set of criteria in the search efforts that culminated in the election of G. Patrick Phillips to the Board in January 2010. Furthermore, the Nominating & Governance Committee continually reevaluates its set of criteria to ensure that future Board candidates complement those currently serving on the Board. The present criteria for director qualifications include: (1) prior corporate board experience; (2) possessing the qualifications of an “independent” director in accordance with applicable NASDAQ listing rules; (3) demonstrated success as a past or current senior business executive within a rapidly growing business; (4) experience in operating in a regulated environment; (5) experience and appreciation for corporate risk management; (6) demonstrated skills, background and competencies that complement and add diversity to the Board; and (7) a proven track record of high business ethics and integrity.

The Nominating & Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating & Governance Committee or stockholder recommendations, provided that the procedures set forth above are followed. The Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating & Governance Committee may consider previous experience as a member of our Board. Any invitation to join our Board must be extended by our Board as a whole.
The Nominating & Governance Committee did not receive stockholder nominations for this Annual Meeting, nor has it engaged a search firm to find director candidates during 2010 to date.
Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating & Governance Committee by sending a written request to our Secretary, Michael E. Keller, at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, generally not later than 120 calendar days prior to the first anniversary of the date of the previous year’s annual meeting. The written request must include the following:
•	the name and address of the person or persons to be nominated;
•	the number and class of all shares of each class of our stock owned of record and beneficially by each nominee, as reported to the nominating stockholder by the nominee;
•	the information regarding each such nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;
•	a signed consent by each nominee to serve as our director, if elected;
•	the nominating stockholder’s name and address;
•	the number and class of all shares of each class of our stock owned of record and beneficially by the nominating stockholder; and
•	in the case of a person that holds our stock through a nominee or street name holder of record, evidence establishing such indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.
From time to time, the Nominating & Governance Committee may request additional information from the nominee or the stockholder.
The stockholder recommendation procedures described above do not preclude a stockholder of record from making proposals at any annual stockholder meeting, provided that they comply with the requirements described in the section entitled “Proposals for the 2011 Annual Meeting of Stockholders.”

Communications from Stockholders and Interested Parties
Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or any director in particular to: c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Attention: Secretary.
Our Secretary (or any successor to the duties thereof) will review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by our Board. To the extent the subject matter of a communication relates to matters that have been delegated by our Board to a committee or to an executive officer, our Secretary may forward such communication to the executive or chairman of the committee to which such matter has been delegated. The acceptance and forwarding of communications to the members of our Board or an executive does not imply or create any fiduciary duty of our Board members or executive to the person submitting the communications.
Committees of Our Board
General
Board Committees—General. Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. Each committee is comprised of independent directors as currently required under the SEC’s rules and regulations and the NASDAQ listing standards, and each committee is governed by a written charter approved by the Board. These charters form an integral part of our corporate governance policies, and a copy of each charter is available on our website at http://www.cardtronics.com.
Effective March 17, 2009, in connection with his assumption of the position of Interim Chief Executive Officer, Mr. Lummis resigned from the Compensation Committee and the Nominating & Governance Committee, as he no longer qualified as an independent director under the NASDAQ’s rules and regulations. Effective February 1, 2010, Mr. Lummis resigned as our Interim Chief Executive Officer and was re-appointed to the Compensation Committee.
The table below provides the current composition of each committee of our Board:

Nominating &
	Audit	Compensation	Governance
Name	Committee	Committee	Committee
J. Tim Arnoult	X		X*
Robert P. Barone (1)	X*		X
Fred R. Lummis		X
Dennis F. Lynch	X	X*
G. Patrick Phillips	X		X
Michael A.R. Wilson		X	X

*	Committee Chairman.

(1)	Mr. Barone served as a member of our Compensation Committee from March 17, 2009 through February 1, 2010, in connection with Mr. Lummis’ temporary resignation from that committee.
Audit Committee. Our Nominating & Governance Committee, in its business judgment, has determined that the Audit Committee is comprised entirely of directors who satisfy the standards of independence established under the SEC’s rules and regulations and NASDAQ listing standards. In addition, the Board, in its business judgment, has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NASDAQ listing standards and that its chairman, Mr. Barone, qualifies as an “audit committee financial expert” within the meaning of the SEC’s rules and regulations.

The Audit Committee is appointed by our Board to:
•	assist the Board in fulfilling its oversight responsibilities with respect to the conduct by our management of our financial reporting process, including the development and maintenance of a system of internal accounting and financial reporting controls;
•	assist the Board in overseeing the integrity of our financial statements, qualifications and independence of our independent registered public accounting firm, and the performance of such firm and our internal audit function;
•	prepare the annual Audit Committee report, in accordance with applicable rules and regulations; and
•	perform such other functions as our Board may assign to the Audit Committee from time to time.
Pursuant to its charter, the Audit Committee has the authority, at our expense, to retain professional advisors, including legal, accounting or other consultants, to advise the Audit Committee in connection with the exercise of its powers and responsibilities. The Audit Committee may require any of our officers or employees, our outside legal counsel or our independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee is responsible for the resolution of any disagreements between the independent registered public accounting firm and management regarding our financial reporting. The Audit Committee meets periodically with management and the independent registered public accounting firm in separate executive sessions, as needed, to discuss any matter that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee makes regular reports to our Board.
The Report of the Audit Committee is set forth below under the “Audit Matters—Report of Audit Committee” section.
The Audit Committee held 11 meetings during the fiscal year ended December 31, 2009.
Compensation Committee. Our Nominating & Governance Committee, in its business judgment, has determined that all three directors on the Compensation Committee currently satisfy the standards of independence established under the SEC’s rules and regulations, NASDAQ listing standards and our Corporate Governance Principles. However, prior to December 7, 2009, the Board had determined that it was in the best interest of the Company that Mr. Diaz, while not considered to be independent due to his relationship with Fiserv, continue to serve as Chairman of the Company’s Compensation Committee through such date.
The Report of the Compensation Committee is set forth under “Compensation Committee Report” section included below.
The Compensation Committee is delegated all authority of our Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in its charter. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.
Pursuant to its charter, the purposes of the Compensation Committee are to:
•	oversee the responsibilities of the Board relating to compensation of our directors and executive officers;
•	design, recommend and evaluate our director and executive officer compensation plans, policies and programs;
•	prepare the annual Compensation Committee Report, in accordance with applicable rules and regulations;
•	otherwise discharge our Board’s responsibilities relating to compensation of our directors and executive officers; and
•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

In addition, the Compensation Committee works with our executive officers, including our Chief Executive Officer, to implement and promote our executive compensation strategy. See “Executive Compensation—Compensation Discussion and Analysis” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation and “Executive Compensation—Director Compensation” for additional information on its consideration and determination of director compensation.
The Compensation Committee held eight meetings during the fiscal year ended December 31, 2009.
Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become members of our Board, makes recommendations to our Board regarding director nominees for the next annual meeting of stockholders, and develops and recommends corporate governance principles to our Board. The Nominating & Governance Committee, in its business judgment, has determined that it is comprised entirely of directors who satisfy the standards of independence established under NASDAQ listing standards and our Corporate Governance Principles. For information regarding the Nominating & Governance Committee’s policies and procedures for identifying, evaluating and selecting director candidates, including candidates recommended by stockholders, see “—Corporate Governance—Director Selection and Nomination Process” above.
The Nominating & Governance Committee is delegated all authority of our Board as may be required or advisable to fulfill the purposes of the Nominating & Governance Committee as set forth in its charter. More particularly, the Nominating & Governance Committee:
•	prepares and recommends to our Board for adoption appropriate Corporate Governance Principles and modifications from time to time to those principles;
•	establishes criteria for selecting new directors and seeks individuals qualified to become board members for recommendation to our Board;
•	seeks to implement the “independence” standards required by law, applicable listing standards, our certificate of incorporation or bylaws or our Corporate Governance Principles;
•	determines whether or not each director and each prospective director is independent, disinterested or a non-employee director under the standards applicable to the committees on which such director is serving or may serve;
•	reviews annually the advisability or need for any changes in the number and composition of our Board;
•	reviews annually the advisability or need for any changes in the number, charters or titles of committees of our Board;
•	recommends to our Board annually the composition of each Board committee and the individual director to serve as chairman of each committee;
•	reports to our Board annually with an assessment of our Board’s performance to be discussed with the full Board following the end of each fiscal year;
•	works with our Compensation Committee relating to the evaluation, performance, development and success of the Chief Executive Officer (“CEO”) and executive officers to evaluate potential successors to the principal executive officer; and
•	perform such other functions as our Board may assign to the Nominating & Governance Committee from time to time.
The Nominating & Governance Committee held five meetings during the fiscal year ended December 31, 2009.

STOCK OWNERSHIP MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
For the fiscal year ended December 31, 2009, to our knowledge and based solely on a review of copies of reports furnished to us or filed with the SEC and written representations from these individuals that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a).
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information as of December 31, 2009, with respect to the compensation plans under which our common units are authorized for issuance, aggregated as follows:

Number of Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in Column
Plan Category	and Rights	Rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	349,500	$7.06	1,302,717
Equity compensation plans not approved by security holders (2)	3,454,271	$8.47	—

Total	3,803,771	$8.34	1,302,717

(1)	Represents our 2007 Stock Incentive Plan. For additional information on the terms of this plan, see “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Awards” and “Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentive Plans — 2007 Plan.”

(2)	Represents our 2001 Stock Incentive Plan. For additional information on the terms of this plan, see “Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentive Plans — 2001 Plan.”
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2010 for:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors and director nominees;
•	each of our Named Executive Officers (as such term is defined by the SEC); and
•	all directors and executive officers as a group.

Footnote 1 to the following table provides a brief explanation of what is meant by the term “beneficial ownership.” The number of shares of common stock and the percentages of beneficial ownership are based on 44,840,065 shares of common stock, which are comprised of 41,790,127 shares of common stock outstanding as of April 20, 2010, and 3,049,938 shares of common stock subject to options held by beneficial owners that are exercisable or that will be exercisable within 60 days of April 20, 2010. The amounts presented may not add due to rounding.
To our knowledge and except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them.

	Amount and Nature	Percent of Common
	of Beneficial	Stock Beneficially
Name and Address of Beneficial Owners(1) (2)	Ownership	Owned
5% Stockholders:
TA Associates, Inc. (3)	7,531,886	16.8%
TA IX, L.P. (4)	4,659,139	10.4%
TA/Atlantic and Pacific V L.P. (5)	1,863,665	4.2%
TA/Atlantic and Pacific IV L.P. (6)	803,384	1.8%
TA Strategic Partners Fund A L.P. (7)	95,424	*
TA Investors II, L.P. (8)	93,166	*
TA Strategic Partners Fund B L.P. (9)	17,108	*
The CapStreet Group, LLC (10)	5,016,074	11.2%
CapStreet II, L.P. (11)	4,489,087	10.0%
CapStreet Parallel II, L.P. (12)	526,987	1.2%
Columbia Wanger Asset Management, L.P. (13)	2,976,000	6.6%

Directors and Named Executive Officers:
Michael A.R. Wilson (14)	7,531,886	16.8%
Fred R. Lummis (15)	5,016,074	11.2%
Michael H. Clinard (16)	514,058	1.1%
J. Chris Brewster (17)	756,909	1.7%
Steven A. Rathgaber (18)	350,000	*
Rick Updyke (19)	313,808	*
Carleton K. “Tres” Thompson, III (20)	179,207	*
Jorge M. Diaz (21)	57,480	*
Robert P. Barone (22)	44,044	*
Dennis F. Lynch (23)	34,738	*
J. Tim Arnoult (24)	29,738	*
G. Patrick Phillips (25)	5,988	*

All directors and executive officers as a group (12 persons)	14,833,930	33.1%

*	Less than 1.0% of our outstanding common stock

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership”, meaning ownership of shares as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of April 20, 2010, if that person or group has the right to acquire shares within 60 days after such date.

(2)	The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042. The address of The CapStreet Group, LLC, CapStreet II, L.P., CapStreet Parallel II, L.P., and Mr. Lummis is c/o The CapStreet Group, LLC, 600 Travis Street, Suite 6110, Houston, Texas 77002. The address of TA Associates, Inc., TA IX, L.P., TA/Atlantic and Pacific V L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Investors II, L.P., TA Strategic Partners Fund B L.P., and Mr. Wilson is c/o TA Associates, John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, Massachusetts 02116. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)	The shares owned by TA Associates, Inc. are owned through its affiliated funds, including TA IX L.P., TA/Atlantic and Pacific IV L.P., TA/Atlantic and Pacific V L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., and TA Investors II, L.P., which we collectively refer to as the TA Funds.

(4)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates IX LLC. is the general partner of TA IX, L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(5)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates, Inc. is the general partner of TA Atlantic and Pacific V L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(6)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates, Inc. is the general partner of TA/Atlantic and Pacific IV L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(7)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates, Inc. is the general partner of TA Strategic Partners Fund A L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(8)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates, Inc. is the general partner of TA Investors II, L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(9)	As reported on Schedule 13G dated as of December 31, 2009 and filed with the SEC on February 12, 2010, TA Associates, Inc. is the general partner of TA Strategic Partners Fund B L.P., and each may be considered a beneficial owner, with sole voting and dispositive power of the shares listed.

(10)	The shares owned by The CapStreet Group, LLC are owned through its affiliated funds, CapStreet II, L.P. and CapStreet Parallel II, L.P.

(11)	As reported on Schedule 13G/A dated as of December 31, 2008 and filed with the SEC on February 13, 2009, The CapStreet Group, LLC is the general partner of CapStreet GP II, L.P., which is the general partner of CapStreet II, L.P., and each may be considered a beneficial owner, with shared voting and dispositive power of 4,489,087 shares.

(12)	As reported on Schedule 13G/A dated as of December 31, 2008 and filed with the SEC on February 13, 2009, The CapStreet Group, LLC is the general partner of CapStreet Parallel II, L.P., and each may be considered a beneficial owner, with shared voting and dispositive power of 526,987 shares.

(13)	As reported on Schedule 13G/A dated as of December 31, 2009 and filed with the SEC on February 9, 2010, Columbia Wanger Asset Management, L.P. is considered a beneficial owner, with sole voting and dispositive power of 2,976,000 shares. The shares reported therein include the shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P. Columbia Acorn Trust holds 6.43% of our shares.

(14)	The shares indicated as being beneficially owned by Michael A.R. Wilson are owned directly by the TA Funds. Mr. Wilson serves as a Managing Director of TA Associates, Inc., the ultimate general partner of the TA Funds. As such, Mr. Wilson may be deemed to have a beneficial ownership of the shares owned by the TA Funds. Mr. Wilson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein and 14,544 shares of our common stock.

(15)	The shares indicated as being beneficially owned by Fred R. Lummis are owned directly by CapStreet II, L.P. and CapStreet Parallel II, L.P. Mr. Lummis serves as a senior advisor of The CapStreet Group, LLC, the ultimate general partner of CapStreet II, L.P. and CapStreet Parallel II, L.P. As such, Mr. Lummis may be deemed to have a beneficial ownership of the shares owned by CapStreet II, L.P. and CapStreet Parallel II, L.P. Mr. Lummis disclaims beneficial ownership of such shares.

(16)	Includes 24,639 shares owned directly; 100,500 restricted shares, the forfeiture restrictions on which lapse as to 33,500 shares on each of the three remaining anniversaries of the grant date beginning in June 2010; 100,000 restricted shares, the forfeiture restrictions on which lapse as to 25,000 shares on each of the first four anniversaries of the grant date beginning in January 2011; and 227,986 options that are exercisable within 60 days of April 20, 2010. Also included in the shares indicated as being beneficially owned by Mr. Clinard are 60,933 shares owned by a trust for the benefit of Mr. Clinard, of which Mr. Clinard is a co-trustee of and has shared voting power of and of which he may be deemed to be the beneficial owner.

(17)	Includes 45,000 shares owned directly; 135,000 restricted shares, the forfeiture restrictions on which lapse as to 45,000 shares on each of the three remaining anniversaries of the grant date beginning in June 2010; 100,000 shares of restricted shares, the forfeiture restrictions on which lapse as to 25,000 shares on each of the first four anniversaries of the grant date beginning in January 2011; and 476,909 options which are exercisable within 60 days of April 20, 2010.

(18)	The shares indicated are restricted shares, the forfeiture restrictions on which lapse as to 87,500 shares on each of the first four anniversaries of the grant date beginning in February 2011.

(19)	Includes 14,710 shares owned directly; 60,000 restricted shares, the forfeiture restrictions on which lapse as to 20,000 shares on each of the three remaining anniversaries of the grant date beginning in June 2010; 100,000 shares of restricted shares, the forfeiture restrictions on which lapse as to 25,000 shares on each of the first four anniversaries of the grant date beginning in January 2011; and 139,098 options which are exercisable within 60 days of April 20, 2010.

(20)	Includes 24,710 shares owned directly; 60,000 restricted shares, the forfeiture restrictions on which lapse as to 20,000 shares on each of the three remaining anniversaries of the grant date beginning in June 2010; and 94,497 options which are exercisable within 60 days of April 20, 2010.

(21)	Includes 23,750 shares owned directly; 5,988 restricted shares, the forfeiture restrictions on which lapse on February 15, 2011; and 27,742 options that are exercisable within 60 days of April 20, 2010.

(22)	Includes 18,750 shares owned directly; 5,988 restricted shares, the forfeiture restrictions on which lapse on February 15, 2011; and 19,306 options that are exercisable within 60 days of April 20, 2010.

(23)	Includes 28,750 shares owned directly and 5,988 restricted shares, the forfeiture restrictions on which lapse on February 15, 2011.

(24)	Includes 23,750 shares owned directly and 5,988 restricted shares, the forfeiture restrictions on which lapse on February 15, 2011.

(25)	The shares indicated are restricted shares, the forfeiture restrictions on which lapse on February 15, 2011.
EXECUTIVE OFFICERS
Our executive officers are appointed by the Board on an annual basis and serve until removed by the Board or their successors have been duly appointed. The following table sets forth the name, age and position of each person who was serving as an executive officer of Cardtronics as of the Annual Meeting date:

Name	Age	Position
Steven A. Rathgaber	57	Chief Executive Officer
J. Chris Brewster	61	Chief Financial Officer
Michael H. Clinard	43	President of Global Services
Rick Updyke	51	President of Global Development
Carleton K. “Tres” Thompson, III	41	Chief Accounting Officer
The following biographies describe the business experience of our executive officers:
Steven A. Rathgaber has served as our Chief Executive Officer and a director of our Board since February 1, 2010. For additional information on Mr. Rathgaber, please see his biography in the “Proposal No. 1: Election of Directors” section above.
J. Chris Brewster has served as our Chief Financial Officer since February 2004. From September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a NASDAQ-quoted refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held Internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, he served as Chief Financial Officer of Sanifill, Inc., a New York Stock Exchange-listed environmental services company. From May 1984 to March 1992, he served as Chief Financial Officer of National Convenience Stores, Inc., a New York Stock Exchange-listed operator of 1,100 convenience stores. Mr. Brewster holds a Bachelor of Science degree in industrial management from the Massachusetts Institute of Technology and a Masters of Business Administration from Harvard Business School.

Michael H. Clinard has served as our President of Global Services since June 2008. Prior to such time, he served as our Chief Operating Officer following his original employment with us in August 1997. He holds a Bachelor of Science degree in business management from Howard Payne University. Mr. Clinard also serves as a director and Vice President of the ATM Industry Association.
Rick Updyke has served as our President of Global Development since June 2008. Prior to such time, he served as our Chief Strategy and Development Officer following his original employment with us in July 2007. From February 1984 to July 2007, Mr. Updyke held various positions with Dallas-based 7-Eleven, Inc., a convenience store retail company, most recently serving as Vice President of Corporate Business Development from February 2001 to July 2007. He holds a Bachelor of Business Administration degree in management information systems from Texas Tech University and a Masters of Business Administration from Amberton University.
Carleton K. “Tres” Thompson, III has served as our Chief Accounting Officer since September 2006. Prior to such time, he served as our Director of Reporting following his original employment with us in June 2004. From January 2003 until May 2004, Mr. Thompson served as the Chief Financial Officer of Sternhill Partners, a venture capital partnership providing funding for seed and early-stage technology start-ups. From October 2001 until December 2002, Mr. Thompson served as the Chief Accounting Officer of Q Services, Inc., an oilfield services company specializing in well enhancement and production services. Prior to that, Mr. Thompson served in several other corporate finance roles with both privately-held and publicly-traded companies. Mr. Thompson began his career in September 1990 with Arthur Andersen LLP where he spent eight years working in the firm’s audit practice. Mr. Thompson holds a Bachelor of Science degree in accounting from Trinity University and is a licensed certified public accountant in the state of Texas.
COMPENSATION DISCUSSION AND ANALYSIS
Objectives of Our Executive Compensation Program
The primary objectives of our executive compensation program are to attract, retain, and motivate qualified individuals who are capable of leading our Company to meet its business objectives and to increase overall stockholder value. To achieve these objectives, our Compensation Committee’s philosophy has been to implement a compensation program that aligns the interests of management with those of our investors and to provide a compensation program that creates incentives for and rewards performances of the individuals based on our overall success and the achievement of individual performance objectives. Specifically, our compensation program provides management with the incentive to increase our adjusted earnings before interest expense, income taxes, and depreciation, accretion and amortization expense, as well as certain other non-recurring or non-cash items (“Adjusted EBITDA”), as defined in our revolving credit facility, and return on invested capital (“ROIC”), as defined in our non-equity incentive compensation plan, which is described in more detail below. In addition, we intend for our compensation program to both compensate our executives on a level that is competitive with companies comparable to us as well as maintain a level of internal consistency and equity by paying higher amounts of compensation to our more senior executive officers based on job role and complexity, along with individual talent and performance.
Our Compensation Committee believes that it is in the best interests of our investors and our executive officers that our compensation program remains relatively uncomplicated and straightforward, which should reduce the time and cost involved in setting our compensation policies and calculating the payments under such policies, as well as reduce the time involved in furthering our investors’ understanding of such policies.

Named Executive Officers
The Compensation Committee’s responsibility includes the establishment of all compensation programs for our executive officers as well as oversight for other broad-based employee benefits programs. The compensation arrangements focused on in this Compensation Discussion and Analysis relate primarily to our Named Executive Officers. For the year ended December 31, 2009, our Named Executive Officers were:

Name	Position
Fred R. Lummis	Interim Chief Executive Officer
J. Chris Brewster	Chief Financial Officer
Michael H. Clinard	President of Global Services
Rick Updyke	President of Global Development
Carleton K. “Tres” Thompson, III	Chief Accounting Officer
Jack M. Antonini	Former Chief Executive Officer
In March 2009, we announced that Mr. Antonini would be leaving the Company and the Board of Directors effective March 17, 2009. Fred R. Lummis, Chairman of the Board, agreed to serve as our Interim Chief Executive Officer while the Board conducted a formal search for Mr. Antonini’s permanent successor. On February 1, 2010, Mr. Lummis resigned as the Company’s Interim Chief Executive Officer, concurrent with the appointment of Steven A. Rathgaber as our Chief Executive Officer.
Compensation Review
Historically, our management has performed (typically every other year) an informal market survey of the competitiveness of the total compensation packages paid to our executive officers through a review of compensation paid by companies with whom we believe we compete for executive level talent. However in 2008, the Compensation Committee engaged the independent compensation consulting firm Pearl Meyer & Partners (“PM&P”) to provide advice and counsel on executive compensation matters, and the Compensation Committee determined that it was in the Company’s best interest to continue PM&P’s engagement into the 2009 year. PM&P provides no services to the Company other than those provided directly to, or on behalf of, the Compensation Committee. PM&P conducted a thorough review of our executive compensation program, including base salary, annual incentive targets and plan metrics, total cash compensation, long-term incentives, and total direct compensation. In both 2008 and 2009, PM&P provided our Compensation Committee with the following:
•	updates regarding regulatory changes affecting our compensation program;
•	information on market trends, practices and other data;
•	assistance in designing program elements; and
•	overall guidance and advice about the efficacy of each element of our compensation program and its fit within the Committee’s developing compensation philosophy.
While the PM&P guidance has been a valuable resource for the Compensation Committee in identifying compensation trends and determining competitive compensation packages for our Company, the Compensation Committee has the final authority over all executive compensation decisions, except for decisions relating to our Chief Executive Officer’s compensation (which rests with the Board), and is not bound to adhere to any advice or recommendations that PM&P may provide to the Compensation Committee. Prior to PM&P’s engagement, no comprehensive or formal study had been conducted to review the executives’ pay elements, the weighting of these elements, and the position with respect to the competitive markets. The data contained in PM&P’s studies during the 2008 and 2009 years provided our Compensation Committee with a foundation for making compensation-related decisions. As a result, the Compensation Committee decided to develop and implement a more formal equity compensation strategy during 2009 that would govern future compensation decisions. However, as a result of the departure of the Company’s former Chief Executive Officer in March 2009, the Compensation Committee agreed to temporarily suspend these efforts until a new Chief Executive Officer was hired. With the appointment of Mr. Rathgaber as the Company’s new Chief Executive Officer effective February 1, 2010, the Compensation Committee plans to resume its efforts to develop and implement a more formal equity compensation program in 2010.
Use of Peer Companies
The Compensation Committee has historically analyzed the compensation practices of a group of companies we consider to be our peers. Composition of the peer group is based upon a combination of the following factors: (1) companies that are competitors for our products and services; (2) companies that compete for our specialized talent; (3) companies that may experience similar market cycles to ours; (4) companies that may be tracked similarly by analysts; and (5) companies that are in a generally comparable bracket of market capitalization and/or revenue to ours.

The peer group provides meaningful reference points for competitive practices, types of equity rewards used, and equity usage levels for the executives as well as the total amount of shares set aside for equity programs. The Compensation Committee’s goal is to provide a total compensation package that is competitive with prevailing practices in our industry and within the peer group. Individual peers utilized in the peer group are periodically reviewed and may change over time, as needed. The peer group used for the 2009 market analysis was as follows:

Fiscal Year
Company Name	2009 Revenue
(In millions)
Coinstar, Inc.	$1,144.8
Euronet Worldwide, Inc.	1,032.7
Global Cash Access Holdings, Inc.	667.7
Heartland Payment Systems, Inc.	1,652.1
TNS, Inc.	474.8
Wright Express Corporation	318.2
In addition to studying the compensation practices and trends at companies that are considered “peers,” the Compensation Committee has also determined that it is beneficial to our understanding of more general compensation expectations to consider the best practices in compensation policies from other companies that are not necessarily peers or limited to our industry. The Compensation Committee does not react to or structure our compensation programs on market data alone, and it does not utilize any true “benchmarking” techniques when making compensation decisions. The Compensation Committee did not use the peer group to establish a particular range of compensation for any element of pay in 2009. Rather, peer group and other market data were used as a general guideline in the Compensation Committee’s deliberations.
Role of the Chief Executive Officer in Executive Compensation Decisions
Our CEO has historically worked very closely with our Compensation Committee. However, the CEO does not make, participate in, provide input for, or make recommendations about his own compensation. During 2009, the CEO’s role in the Compensation Committee’s executive compensation decisions was somewhat limited given Mr. Lummis’ interim status. The Compensation Committee also meets in executive session, independently of the CEO and other members of senior management, to review not only compensation issues related to the CEO, but those of all Named Executive Officers and employees. Other than the CEO, none of our other Named Executive Officers provide direct recommendations to the Compensation Committee or participate in the executive compensation setting process.
Role of the Chief Executive Officer and Chief Financial Officer in Compiling the Compensation Discussion and Analysis Data
The management team, with some assistance from PM&P, compiled the tabular data for this Compensation Discussion and Analysis. The Compensation Committee has reviewed this data for thoroughness, consistency, and accuracy within the framework of the general charter of the Compensation Committee (described in the “Corporate Governance — Committees of Our Board — Compensation Committee” section above).

Calendar of Events and Decision Making
The Compensation Committee meets periodically in each quarter of the fiscal year, as well as on an “as needed” basis, to address compensation administration issues and initiatives. A general summary of the 2009 schedule is as follows:

Quarter of 2009	Items Associated with Plan Administration
1st Quarter
Reviewed financial and operational results for 2008 and based upon that review, approved bonuses relating to 2008 performance. Acting upon management’s recommendation, agreed that due to the uncertain economic environment, no salary increases would be granted to employees at the mid-management level or higher.

2nd Quarter	With input from PM&P, submitted to the Board the 2009 director compensation plan. Commenced work with PM&P to develop a comprehensive non-equity management incentive compensation plan.

3rd Quarter
Through multiple meetings, developed and approved a comprehensive non-equity incentive compensation plan for 2009. Considered and approved (i) special bonuses for certain non-executive employees for services performed during the first and second quarters of 2009, and (ii) equity awards to certain non-executive employees who had not previously been granted equity awards.

4th Quarter
Reviewed publicly available compensation data from the Company’s peer group, as well as other similar companies to determine what, if any, additional compensation policies or guidelines should be recommended in the future. Began working on the Company’s 2010 non-equity and equity incentive compensation programs. Reviewed the proposed compensation package for the Company’s new Chief Executive Officer and, following consultation with PM&P, submitted a recommendation to the Board for approval. On December 7, 2009, Mr. Diaz relinquished his role as both a member and Chairman of the Compensation Committee. Mr. Lynch replaced Mr. Diaz as both a member and Chairman of the Compensation Committee.

Components of Executive Compensation
Our executive compensation program consists of three primary elements: (1) base salary, (2) annual non-equity incentive plan compensation awards, and (3) equity awards. In determining the level of total compensation to be set for each compensation component, our Compensation Committee considers a number of factors, including market competitiveness analyses of our compensation levels compared with those paid by comparable companies, our most recent annual performance, each individual executive officer’s performance, the desire to maintain internal equity and consistency among our executive officers and any other considerations that the Compensation Committee deems to be relevant.
In addition to the three primary compensation components, we provide our executive officers with discretionary bonuses (as conditions warrant), severance, certain other generally available benefits, such as healthcare plans that are available to all employees, and certain limited perquisites. While our Compensation Committee reviews the total compensation package we provide to each of our executive officers, our Board and the Compensation Committee view each element of our compensation program as serving a specific purpose and, therefore, as distinct elements. In other words, a significant amount of compensation paid to an executive in the form of one element will not necessarily cause us to reduce another element of the executive’s compensation. Accordingly, we have not adopted any formal or informal policy for allocating compensation between long-term and short-term, between cash and non-cash or among the different forms of non-cash compensation.
The table below provides a summary of each element of pay, the form in which it is paid, the purpose or objective of each element and any performance metrics associated with each element.

Element	Form of Compensation	Purpose/Objective	Performance Metric(s)
Base Pay	Cash — fixed	To recognize role, responsibilities and experience consistent with market for comparable positions	Not performance-based

Annual Non-Equity Incentive Plan Awards	Cash — variable	To reward operating results consistent with the non-equity incentive compensation plan and to provide a strong motivational tool to achieve earnings and other related pre-established objectives	Adjusted EBITDA and ROIC

Long-Term Incentive Awards	Stock options and restricted stock awards — variable	To create a strong financial incentive for achieving or exceeding long-term performance goals and encourage a significant equity stake in our Company	Historically, such awards have not been performance-based. However, the Compensation Committee is considering in 2010 the use of performance- based awards as a component of future grants

Element	Form of Compensation	Purpose/Objective	Performance Metric(s)
Discretionary Bonuses	Cash — variable	To reward an executive for significant contributions to a Company initiative or when the executive has performed at a level above what was expected	Varies, but typically relates to performance with respect to special projects that require significant time and effort on the part of the executive, such as our initial public offering in 2007

Health, Life, Retirement Savings and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including retirement, health, life insurance and disability plans — generally fixed	Plans are part of our broad-based employee benefits program	Not performance-based

Executive Severance and Change in Control Agreements	Payment of compensation and for benefit coverage costs in the form of separation payments — subject to compliance with restrictive covenants and related conditions. Levels are fixed for duration of employment agreements	To provide the executive with assurances against certain types of terminations without cause or resulting from change-in-control where the terminations were not based upon cause. This type of protection is intended to provide the executive with a basis for keeping focus and functioning in the stockholders’ interests at all times	Not performance-based

Limited Perquisites	Cash — fixed	To provide executive with additional benefits considered necessary or customary for his position	Not performance-based
Base Salary
The base salaries for our executive officers are set at levels believed to be sufficient to attract and retain qualified individuals. We believe that our base salaries are an important element of our executive compensation program because they provide our executive officers with a fixed income stream, based upon their roles within our organization and their relative skills and experience. Initial base salary levels, which for the Named Executive Officers are set or approved by our Compensation Committee, take into consideration, in addition to the scope of an individual executive’s responsibilities, the compensation paid by other companies with which we believe we compete for executives.
Subsequent changes in the base salaries of executive officers, other than the CEO, are typically reviewed and approved by our Compensation Committee based on recommendations made by our CEO, who conducts annual performance reviews of each executive. Subsequent changes in the base salary of the CEO are determined by our Compensation Committee, which reviews the CEO’s performance on an annual basis, and approved by the Board. Both the CEO’s review and the Compensation Committee’s review include an analysis of how an individual executive performed against his personalized goals, which are jointly set by the executive and the CEO at the beginning of each year, or, in the case of the CEO, by the CEO and the Board. In terms of weighting the factors that influence decisions related to base salaries, the individual performance of an executive against his goals is heavily weighted and accounts for roughly 80% of the Compensation Committee’s considerations while additional factors considered are weighted, on average, at only 20%. For a given year, additional factors may include other achievements or accomplishments of the individual during the year, any mitigating priorities during the year that may have resulted in a change in the executive’s goals, market conditions, an executive’s participation in the development of others within our Company, and whether additional responsibilities were assumed by the executive during the period. Under each executive’s employment agreement, base salary increases are targeted at, but not required to be, 5% per annum.
For 2009, our former CEO proposed, and the Compensation Committee agreed, that no merit increases be granted in 2009 for certain employees, including our executive officers. This salary freeze was one of the many actions taken by our Company in 2008 and 2009 in response to the deteriorating economic conditions seen throughout the United States and elsewhere.

Annual Non-Equity Incentive Plan Compensation Awards
To accomplish our goal of aligning the interests of management with those of our investors, the Compensation Committee ties a portion of the annual cash compensation earned by our executives to a targeted level of financial operating results. Each year, management proposes and the Compensation Committee approves a non-equity incentive compensation plan (the “Plan”). Under each annual Plan, each executive officer has a target payout, which is provided under the terms of his employment agreement and is based on a percentage of his base salary (which, for each of Messrs. Brewster, Clinard and Updyke is 50% of base salary, and for Mr. Thompson is 40% of base salary). For our Named Executive Officers, the 2009 threshold, target and maximum annual incentive payout amounts were as follows:

	2009 Incentive Payout as a % of Base Salary
	Threshold	Target	Maximum
Named Executive Officer	Performance	Performance	Performance
Fred R. Lummis	—	—	—
J. Chris Brewster	25%	50%	100%
Michael H. Clinard	25%	50%	100%
Rick Updyke	25%	50%	100%
Carleton K. “Tres” Thompson, III	20%	40%	80%
Jack M. Antonini	25%	50%	100%
To arrive at the 2009 payout number, for our Named Executive Officers, 50% of the 2009 annual cash incentive award was contingent upon our attainment of certain Adjusted EBITDA targets and 50% was subject to the achievement of certain ROIC targets. The goals are established so that attaining or exceeding the performance targets is not assured and requires significant effort by our executive officers.
Once the payout is determined, then the amount may be further adjusted based on the Compensation Committee’s evaluation of performance of each executive in accomplishing certain pre-established individual performance targets or, management by objectives (“MBOs”). The MBO adjustment scale for 2009, as outlined in the Plan, was:

		2009 Incentive
MBO Rating	Performance	Payout Multiplier
5	All MBOs exceeded	120%
4	All MBOs attained	100%
3	Substantially all MBOs attained	80%
2	Most but not all MBOs attained	50%
1	Most MBOs missed	0%
The following is a description of the 2009 performance targets under the Plan:
•	The annual Company-level financial targets set under the Plan for 2009 were consistent with the Adjusted EBITDA and capital expenditure ranges reflected in our annual budget and communicated to investors at the beginning of the year. As we expect to achieve our budgeted Adjusted EBITDA and capital expenditure (and thus, ROIC) targets when they are set, and the financial targets set under the Plan are consistent with the Adjusted EBITDA and capital expenditure (and thus ROIC) ranges reflected in our annual budget, we have similar expectations that the targets under our Plan will be achieved.
•	Adjusted EBITDA. For Adjusted EBITDA, the threshold level in 2009 was set at 90% of our budgeted target and the maximum level was set at 120% of our budgeted target. In the event the Board formally approves actions, such as a material acquisition, that may affect the attainment of the originally budgeted Adjusted EBITDA amount, the budget impact is determined and presented to the Compensation Committee for approval of a revised budgeted Adjusted EBITDA figure for bonus calculation purposes. No such revisions were required in 2009.
The targeted Adjusted EBITDA amount for the year ended December 31, 2009 was $80.0 million for our consolidated operations. The targeted Adjusted EBITDA amount for a given period is typically set within or above the Adjusted EBITDA range communicated to our investors at the beginning of each year ($75.0 million to $80.0 million for 2009.)

•	ROIC. For ROIC, the threshold level was set at 19.2% (which is the level achieved if the Capital Invested in 2009 was at budgeted levels and Adjusted EBITDA was 90% of budget); the targeted ROIC level was set at 23.5% (which is the level achieved if the Capital Invested in 2009 was at budgeted levels and Adjusted EBITDA was 100% of budget); and the maximum ROIC level was set at 32.0% (which was the level achieved if Capital Invested was at budgeted levels and Adjusted EBITDA was 120% of budget). As with the Adjusted EBITDA target, any actions approved by the Board that may affect the attainment of the originally budgeted ROIC amount would result in a revised targeted ROIC figure for bonus calculation purposes. No such revisions were required in 2009.
The following table outlines the 2009 performance targets for our Named Executive Officers, and the relative weighting of each targeted performance metric, as applicable:

Metric	Weighting	Threshold	Target	Maximum
Adjusted EBITDA	50%	$72,000,000	$80,000,000	$96,000,000
ROIC (1)	50%	19.2%	23.5%	32.0%

(1)	ROIC for 2009 is defined in the 2009 Plan as follows:
•	Net Operating Profit After Tax (“NOPAT”) divided by Capital Invested, where:
•	NOPAT is defined as Adjusted EBITDA less depreciation for the relevant Plan year, less adjustments for non-wholly-owned subsidiaries, less income taxes calculated using a 35% effective tax rate; and
•	Capital Invested is defined as the average of our total assets minus goodwill and intangible assets, minus accounts payable, accrued liabilities, assets related to interest rate hedging activities and asset retirement obligations, all as reported in our quarterly reports on Form 10-Q and annual reports on Form 10-K for the trailing five quarterly periods then ended.
For the year ended December 31, 2009, we achieved results that exceeded the maximum payout levels for both our consolidated Adjusted EBITDA and ROIC targets, which equated to a 200% bonus pool funding for our Named Executive Officers. Additionally, the Compensation Committee considered how each executive officer performed with respect to his or her individual MBOs and adjusted the payout threshold accordingly. For the specific awards granted to each Named Executive Officer under the 2009 Plan, see the “Non-Equity Incentive Plan Compensation” column of our “Summary Compensation Table for 2009” included in “Executive Compensation” below.
Awards under the Plan, as opposed to any equity grants, are designed to more immediately reward our executive officers for their performance during the most recent year. We believe that the immediacy of these cash incentives, in contrast to our equity grants that vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives and thus our Company-level objectives on an annual basis. As such, we believe our non-equity incentive compensation plans are a significant motivating factor for our executive officers, and we believe they have been a significant factor in attracting and retaining our executive officers.
Although the parameters and metrics of the Plan are straight-forward and objective, nothing construed in the Plan constitutes a promise or other binding agreement by the Company to pay any award to any member of the executive leadership team. Further, although the size of any award must be calculated in accordance with the Plan, the decision to pay any amount under the Plan to any member of the executive leadership team remains within the discretion of the Compensation Committee and the Board.
Long-term Incentive Plans
We have two long-term equity incentive plans — the 2007 Stock Incentive Plan (the “2007 Plan”) and the 2001 Stock Incentive Plan (the “2001 Plan”). The purpose of each of these plans is to provide directors and employees of our Company and our affiliates with additional incentive and reward opportunities designed to enhance the profitable growth of our Company and affiliates. Equity awards granted under both plans generally vest ratably over four years based on continued employment and expire 10 years from the date of grant. This vesting feature is designed to aid in officer retention as this feature provides an incentive for our executive officers to remain in our employment during the vesting period.

2001 Plan. In June 2001, our Board adopted our 2001 Plan. Various plan amendments have been approved since that time, the most recent being in November 2007. The 2001 Plan allowed for the issuance of equity-based awards in the form of non-qualified stock options and stock appreciation rights. However, as a result of the adoption of the 2007 Plan, at the direction of the Board, no further awards will be granted under our 2001 Plan. As of December 31, 2009, options to purchase an aggregate of 6,438,172 shares of common stock (net of options cancelled) had been granted pursuant to the 2001 Plan, all of which were non-qualified stock options. Of that amount, 2,797,113 options had been exercised.
2007 Plan. In August 2007, our Board and our stockholders approved our 2007 Plan. The adoption, approval, and effectiveness of this plan were contingent upon the successful completion of our initial public offering, which occurred in December 2007. The 2007 Plan provides for the granting of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, restricted stock awards, performance awards, phantom stock awards, and bonus stock awards. The number of shares of common stock that may be issued under the 2007 Plan may not exceed 3,179,393 shares, subject to further adjustment to reflect stock dividends, stock splits, recapitalizations and similar changes in our capital structure. The individual share limitations that any one participant could receive for the term of the Plan will not exceed 50% of the total number of shares available for issuance pursuant to the 2007 Plan, and for awards denominated in cash amounts, the amount may not exceed $1,000,000 in a given year.
Currently, there is no formal policy for granting equity awards to our executive officers, nor is there a policy in place with respect to the allocation of grants between the various types of equity instruments eligible to be awarded under the plans. Rather, all grants are discretionary and are made by the Compensation Committee, who administers the plans. As most of our Named Executive Officers have established a significant ownership position in our stock and/or options, they gain significant value through the long-term appreciation in our stock, which we believe contributes to the alignment of their interests with those of our stockholders. In general, this also means that those executives’ incentives will not be substantially altered by a grant of restricted stock or stock options. As a result, we expect issuances to our existing executive officers under our long-term incentive program to be somewhat episodic with the focus on situations in which the individual executive (1) is making significant contributions to our success and is judged to not have enough ownership to create a sufficient long-term incentive for that executive, or (2) has made individual contributions that significantly exceeded our expectations of Company growth. In these situations, the Compensation Committee may decide to provide such executive with additional equity, thereby providing him with additional equity value for having impacted our overall stockholder value.
In its considerations of whether or not to make equity grants to our executive officers and, if such grants are made, in its considerations of the size of the grants, our Compensation Committee considers our Company-level performance, the applicable executive officer’s performance, comparative share ownership by comparable executives of comparable companies, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards, and the recommendations of management. While there is no formal weighting of these elements, the Compensation Committee considers each in its analysis.
In June 2008, our Compensation Committee awarded shares of restricted stock to certain of our employees, including our Named Executive Officers, under the 2007 Plan. During 2009, no such grants were made to our Named Executive Officers. However, in January 2010, the Compensation Committee awarded shares of restricted stock to Messrs. Brewster, Clinard and Updyke based on their service to the Company during the year ended December 31, 2009. The forfeiture provisions on the restricted stock awarded to our Named Executive Officers lapse at a rate of 25% of the total award on each of the first four anniversaries of the grant date. In determining the quantity of shares to be granted to each Named Executive Officer, management considered each such officer’s outstanding equity awards, stock ownership levels, the strategic value of the officer’s role to our Company, and other factors, including (for the 2008 grants) the impact of our 2007 initial public offering on the value of awards previously made to each officer. Based on those factors, management made recommendations to the Compensation Committee on the number of shares that it believed should be award to each such Named Executive Officer. With respect to the January 2010 grants, such recommendations were made by Mr. Lummis in his capacity as the Company’s Interim Chief Executive Officer. The Compensation Committee approved the recommendations and believes that these additional grants created equity packages appropriate for each executive and that the identified Named Executive Officers are adequately incentivized to work to enhance the profitability of our operations.

Discretionary Bonuses
If and when it considers it appropriate, our Compensation Committee may grant bonuses to our employees, including our Named Executive Officers. Examples of circumstances in which employees may be awarded a bonus include situations in which an employee has made significant contributions to a Company initiative or has otherwise performed at a level above expectations. Unlike awards under our non-equity incentive compensation plan that our executives officers are eligible for on an annual basis, discretionary bonuses are not a recurring element of our executive compensation program. Only Mr. Lummis received a discretionary bonus during the year ended December 31, 2009 in recognition of his services to the Company as our Interim Chief Executive Officer. This award was the sole compensation paid to Mr. Lummis for his service to the Company as our Interim CEO. No discretionary bonuses were granted to any of our Named Executive Officers during the 2008 fiscal year.
Severance and Change of Control Arrangements
Under the terms of their employment agreements, our executive officers are entitled to certain benefits upon the termination of their employment. Generally, these provisions are intended to mitigate some of the risk that our executive officers may bear in working for a developing company like ours, including a change in control. Additionally, the severance provisions are intended to compensate an executive during the non-compete period (required under the terms of each employment agreement), which limit the executive’s ability to work for a similar and/or competing company for a period subsequent to his termination. For additional information of the terms of each executive’s severance and change in control benefits, see “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment-Related Agreements of Named Executive Officers” and “— Potential Payments upon a Termination or Change in Control” below.
Other Benefits
In addition to our three main compensation elements (base salary, annual cash incentives and long-term equity-based incentives) and potential severance benefits, we provide the following benefits:
•	401(k) Savings Plan. We have a defined contribution 401(k) plan, which is designed to assist our employees in providing for their retirement and allow us to remain competitive in the market place in terms of benefits offered to employees. Each of our executive officers is entitled to participate in this plan to the same extent that our other employees are entitled to participate. In 2007, we began matching 25% of employee contributions up to 6.0% of the employee’s salary (for a maximum matching contribution of 1.5% of the employee’s salary by us). Employees are immediately vested in their contributions while our matching contributions will vest at a rate of 20% per year.
•	Health and Welfare Benefits. Our executive officers are eligible to participate in medical, dental, vision, disability and life insurance, and flexible healthcare and dependent care spending accounts to meet their health and welfare needs under the same plans and terms as the rest of our employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. This program is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our employees.
•	Perquisites and Other Personal Benefits. We believe that the total mix of compensation and benefits provided to our executive officers is competitive and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are very limited in nature and are not guaranteed to be provided to any Named Executive Officer in any given year; thus, no significant perquisites were provided to our Named Executive Officers during the 2009 year.

2010 Compensation Changes
Base Salaries. For 2010, based on the recommendations of our Interim Chief Executive Officer, the Compensation Committee ended the salary freeze and approved merit increases of 4% for each Messrs. Brewster, Clinard and Updyke, and an increase of 5% for Mr. Thompson. The increases for Messrs. Brewster, Clinard and Updyke are slightly below the 5% targeted increases outlined in their respective employment agreements and reflect a continued effort on the part of senior management and the Compensation Committee to manage the Company’s overall expense structure. The 5% merit increase for Mr. Thompson is consistent with the targeted amount outlined in his employment agreement.
Annual Non-Equity Incentive Compensation. To date, no changes have been made to our annual non-equity incentive compensation plan.
Long-Term Incentive Program. Historically, our Company has not had a formal policy regarding grants made under our equity incentive plans. However, our Compensation Committee is currently in the process of developing an equity policy that will, among other things, govern the timing of grants and the allocation among different types of equity awards granted to executives beginning in 2010. Additionally, the Compensation Committee will consider if certain awards granted should be subject to performance-based vesting requirements. Finally, as discussed above in “Proposal No. 2: Approval of the Amendment and Restatement of the 2007 Stock Incentive Plan,” the Compensation Committee is seeking stockholder approval at our upcoming annual stockholder meeting to increase the number of shares available for awards under our 2007 Plan.
Employment Agreement with New Chief Executive Officer. On December 21, 2009, we announced that Mr. Rathgaber would begin serving as our new Chief Executive Officer, as well as a director of our Board, effective February 1, 2010. In connection with Mr. Rathgaber’s appointment, we entered into an employment agreement with him that was also effective February 1, 2010. His employment agreement provides for an initial term of three years, subject to automatic one-year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of his employment agreement, Mr. Rathgaber is entitled to receive an annual base salary of $525,000 and is eligible for an annual bonus based on achievement of certain performance objectives established by the Board. The target amount of Mr. Rathgaber’s annual bonus will be 50% of his base salary, though, as with our other Named Executive Officers, the ultimate payout of his annual award is subject to the sole discretion of the Compensation Committee.
In addition to an annual bonus, Mr. Rathgaber’s employment agreement provided for a one-time signing bonus in the amount of $200,000, which was paid to Mr. Rathgaber on February 1, 2010. His employment agreement also provided for the grant of 350,000 shares of restricted stock pursuant to our 2007 Plan. The forfeiture restrictions on these restricted shares lapse in four equal annual installments on the grant date anniversary, and they are subject to various acceleration provisions for certain termination or change in control scenarios, as are further described with regard to our restricted stock awards in the “Executive Compensation — Potential Termination upon Termination or a Change in Control” section below. In the event that Mr. Rathgaber is terminated without “Cause” or for “Good Reason,” his employment agreement also provides for severance payments upon such a termination of employment in the amount of two times his then-current annual base salary and two times the average amount paid to him in the two preceding calendar years under our non-equity incentive plan. Mr. Rathgaber will be subject to certain non-competition and non-solicitation restrictions for a period of one year following the termination of his employment with us.
Stock Ownership Guidelines
At this time, we do not have any formal stock ownership and retention guidelines but recognize the importance of retention of shares by executives as opposed to cashing them out routinely at maturity. The Board and the Compensation Committee feel that retention of equity and attaining a significant investment position is important for true stockholder linkage. As such, we will continue to monitor and assess the need associated with instituting more formal guidelines. Additionally, our Insider Trading Policy prohibits employees subject to that policy from hedging, buying on margin or engaging in other speculative trading practices.
Stock Option Granting and Exercise Policy and Policy against Backdating
Under the terms of the governing option agreements, the exercise price of each stock option awarded to employees under our 2007 Plan is calculated as the average of the high and the low sales prices of our stock on the date of grant to ensure that options are not granted at less than their fair market value. We do not backdate options and have a specific Company policy in place along with a notification system administered by our legal department to be mindful of black-out periods during which the exercise of options or other sales of stock would be prohibited or would violate insider trading rules.

Board and Compensation Committee meetings are generally scheduled several months in advance. The meeting dates on which options, restricted stock or any other rewards are granted are not established in regard to planned releases of earnings or any other major announcements. Also, the Compensation Committee does not currently believe that it would be appropriate to recommend the re-pricing or discounting of options to any of our employees in the event of a decline in our share price. If, at some point in the future, the Compensation Committee believes repricing or discounting of options is appropriate, the Compensation Committee will submit such a proposal to a vote of our stockholders for approval.
Tax Deductibility of Compensation
Internal Revenue Code (the “Code”) Section 162(m) limits the amount of otherwise deductible compensation to $1,000,000 of the covered compensation paid to certain “covered employees.” Our “covered employees” for purposes of Section 162(m) of the Code include, as of the last day of the applicable taxable year, our CEO (or the individual acting as our CEO) and the three most highly compensated Named Executive Officers (other than the CEO or our CFO). Section 162(m) of the Code will limit certain deductions for compensation payments made to these covered employees unless the specifics of the plans impacted have been previously submitted to our stockholders for approval as “performance-based compensation.” While the Board and the Compensation Committee strive to preserve the deductibility of all eligible compensation, we have chosen to retain the flexibility of some discretion in the long-term awards to the executives. We will continue to assess the implications of these rules and the trend towards performance-based awards as part of the total reward strategy.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Cardtronics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Respectfully submitted by the Compensation Committee of the Board of Cardtronics, Inc.,

Dennis F. Lynch, Chairman
Fred R. Lummis *
Michael A.R. Wilson
Robert P. Barone **
Jorge M. Diaz ***

*	Effective March 17, 2009, Mr. Lummis resigned as a member of our Compensation Committee in connection with him assuming the role of our Interim Chief Executive Officer. Effective February 1, 2010, Mr. Lummis resigned as our Interim Chief Executive Officer, at which point, the Board re-appointed Mr. Lummis to the Compensation Committee.

**	Concurrent with Mr. Lummis’ resignation from the Compensation Committee, Mr. Barone was appointed to the Compensation Committee. Mr. Barone served in this capacity until resigning from the Compensation Committee effective February 1, 2010, concurrent with Mr. Lummis’ re-appointment.

***	Mr. Diaz served as the Chairman of the Compensation Committee through December 7, 2009. Effective as of that date, Mr. Diaz resigned from the Compensation Committee due to independence restrictions resulting from Mr. Diaz’ employment with Fiserv, Inc. Mr. Lynch replaced Mr. Diaz as the Chairman of the Compensation Committee effective on the same date.

EXECUTIVE COMPENSATION
Summary Compensation Table for 2009
The following table summarizes, for each of the fiscal years in the three-year period ended December 31, 2009, the compensation paid to or earned by our Named Executive Officers serving during the year ended December 31, 2009.

								Non Equity
						Stock		Incentive Plan		All Other
Name & Principal Position	Year	Salary		Bonus		Awards(1)		Compensation		Compensation(2)		Total
Steven A. Rathgaber (3)	2009	$—		$—		$—		$—		$—		$—
Chief Executive Officer
Fred R. Lummis	2009	$—		$250,000	(4)	$—		$—		$—		$250,000
Interim Chief Executive Officer
J. Chris Brewster	2009	$302,500		$—		$—		$302,500		$4,481		$609,481
Chief Financial Officer	2008	302,500		—		1,521,000		104,091		3,321		1,930,912
	2007	275,000		30,000		—		133,375		3,901		442,276
Michael H. Clinard	2009	$370,800		$—		$—		$370,800		$927		$742,527
President of Global Services	2008	370,800		—		1,132,300		134,309		2,079		1,639,488
	2007	243,101		20,000		—		129,694		10,739	(5)	403,534
Rick Updyke (6)	2009	$291,000		$—		$—		$291,000		$4,125		$586,125
President of Global Development	2008	291,000		—		676,000		100,134		13,045	(7)	1,080,179
Carleton K. “Tres” Thompson, III (8)	2009	$200,170		$—		$—		$160,136		$—		$360,306
Chief Accounting Officer
Jack M. Antonini (9)	2009	$86,910	(9)	$—		$—		$82,760	(9)	$423,830	(10)	$593,500
Former Chief Executive Officer	2008	397,470		—		1,014,000	(11)	136,771		3,967		1,552,208
	2007	364,651		30,000		—		176,856		2,051		573,558

(1)	The amounts included in the “Stock Awards” columns represent the aggregate grant date fair value of awards made to our Named Executive Officers, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) may or may not be equal to the value(s) reflected above. Assumptions used in the calculation of these amounts are included in Part II, Item 8. Financial Statements and Supplementary Data, Note 4, Stock-Based Compensation, to our audited consolidated financial statements for the fiscal year ended December 31, 2009, included in our 2009 Annual Report on Form 10-K. We did not grant stock option awards to the listed Named Executive Officers in any of 2007, 2008 or 2009, and no restricted stock awards were granted with regard to the 2009 year.

(2)	Amounts in this column reflect the amount of Company matching contributions made to our 401(k) Plan on behalf of the eligible Named Executive Officer, unless otherwise noted in the applicable footnotes below.

(3)	Mr. Rathgaber assumed the position of Chief Executive Officer on February 1, 2010. Prior to such date, Mr. Rathgaber was not employed by us.

(4)	Mr. Lummis served as the Company’s Interim Chief Executive Officer from March 17, 2009 through February 1, 2010. In recognition of his significant contributions to the Company, the Compensation Committee of our Board of Directors awarded Mr. Lummis a one-time special payment in the amount of $250,000.

(5)	The $10,739 amount presented within the “All Other Compensation” column in 2007 for Mr. Clinard is comprised of $9,750 in car allowance payments provided for under Mr. Clinard’s previous employment agreement, and $989 of matching contributions made under our 401(k) plan. The employment agreement signed by Mr. Clinard in June 2008 did not include any car allowance payments.

(6)	No information is presented for Mr. Updyke for 2007, as he did not qualify as a Named Executive Officer prior to 2008.

(7)	The $13,045 amount presented within the “All Other Compensation” column in 2008 for Mr. Updyke is comprised of $9,000 in car allowance payments provided for under Mr. Updyke’s previous employment agreement, and $4,045 of matching contributions made under our 401(k) plan. The employment agreement signed by Mr. Updyke in June 2008 did not include any car allowance payments.

(8)	No information is presented for Mr. Thompson for 2008 and 2007, as he did not qualify as a Named Executive Officer prior to 2009.

(9)	Mr. Antonini’s employment and directorship with us ended effective March 17, 2009. Accordingly, the amount reflected in the “Salary” and the “Non-Equity Incentive Plan Compensation” columns above represents the amount earned by Mr. Antonini for the period from January 1, 2009 through March 17, 2009.

(10)	The $423,830 amount included in the “All Other Compensation” column in 2009 for Mr. Antonini is comprised of $422,427 in severance payments made to Mr. Antonini following the termination of his employment with the Company effective March 17, 2009, and $1,403 of matching contributions made under our 401(k) plan. For further information, see the discussion in “— Potential Payments upon a Termination or Change in Control” section included below.

(11)	Upon the termination of Mr. Antonini’s employment with the Company as of March 17, 2009, the stock award granted to Mr. Antonini in 2008 was forfeited as of that date.

Grants of Plan-Based Awards for 2009(1)
During the fiscal year ended December 31, 2009, none of our Named Executive Officers were granted any stock options or restricted shares. The following table sets forth the details regarding our non-equity incentive plan compensation awards granted in 2009 to each of our Named Executive Officers listed in the “Summary Compensation Table for 2009”:

	Estimated Possible/Future Payouts Under
	Non-Equity Incentive Plan Awards(2)
Name	Threshold(3)	Target	Maximum(3)
Fred R. Lummis (4)	$—	$—	$—
J. Chris Brewster	$75,625	$151,250	$302,500
Michael H. Clinard	$92,700	$185,400	$370,800
Rick Updyke	$72,750	$145,500	$291,000
Carleton K. “Tres” Thompson, III	$40,034	$80,068	$160,136
Jack M. Antonini	$99,368	$198,735	$397,470

(1)	On January 15, 2010, each of Messrs. Brewster, Clinard and Updyke were granted 100,000 shares of restricted shares for services rendered to us in 2009.

(2)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of the awards granted to each Named Executive Officer for 2009. The actual non-equity incentive plan compensation awards paid to the Named Executive Officers for 2009 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2009.”

(3)	Under the 2009 Plan, the threshold payout amount an executive could receive for the 2009 year was equal to 50% of his individual target goal, while the maximum payout amount an executive could receive for the 2009 year was equal to 200% of his individual target goal.

(4)	Mr. Lummis was not eligible for an award under our 2009 Plan due to his status as Interim CEO.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment-Related Agreements of Named Executive Officers
The terms governing each of our Named Executive Officer’s employment are outlined in individual employment agreements. Below is a description of the agreements in place with each of our Named Executive Officers for the year ended December 31, 2009, except for Mr. Lummis, with whom we did not have an employment agreement during his service as our Interim CEO.
Employment Agreements with Jack M. Antonini — Former Chief Executive Officer, J. Chris Brewster — Chief Financial Officer, and Michael H. Clinard — President of Global Services. In June 2008, following the expiration of the previous employment agreements for Messrs. Antonini, Brewster and Clinard, we entered into new agreements with these executives. Under the terms of the new agreements, Messrs. Antonini, Brewster and Clinard were to receive annual base salaries of $397,470, $302,500, and $370,800, respectively, in 2009. The annual base salaries are subject to periodic review by the Board (or a committee thereof) and may be increased at any time. Under the terms of the agreements, each executive is eligible to receive a performance-based bonus payable on or before March 15th of each year. The bonus at targeted levels of performance is equal to 50% of the executive’s base salary, with the annual payout subject to approval by the Board (or a committee thereof). However, as the ultimate payout of the annual award is determined at the sole discretion of our Compensation Committee, the actual amount awarded may exceed or fall short of the targeted level. In addition, each executive is entitled to receive perquisite benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year. The terms of the agreements expire in June 2011 and, unless terminated sooner, are automatically renewed annually. As previously noted, Mr. Antonini’s employment and directorship with us ended and his employment agreement terminated effective March 17, 2009.

Employment Agreement with Rick Updyke — President of Global Development. In July 2007, we entered into an employment agreement with Mr. Updyke. In June 2008, Mr. Updyke’s July 2007 employment agreement was amended to extend its term to June 2011. Under his current employment agreement, Mr. Updyke received an annual base salary of $291,000 in 2009. Such amount is subject to annual increases, as determined by our Compensation Committee at its sole discretion, with such increases being targeted at 5% of the previous year’s base salary. In addition, subject to our achieving certain performance standards set by our Compensation Committee, Mr. Updyke may be entitled to an annual award under a non-equity incentive plan, with such award targeted as being 50% of his base salary. However, as the ultimate payout of the annual award is determined at the sole discretion of our Compensation Committee, the actual amount awarded may exceed or fall short of the targeted level. In addition, Mr. Updyke is entitled to receive perquisite benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year.
Employment Agreement with Carleton K.”Tres” Thompson, III — Chief Accounting Officer. In June 2008, we entered into an employment agreement with Mr. Thompson. Under his employment agreement, Mr. Thompson received an annual salary of $200,170 in 2009. Such amount is subject to annual increases, as determined by our Compensation Committee at its sole discretion, with such increases being targeted at 5% of the previous year’s base salary. In addition, subject to our achieving certain performance standards set by our Compensation Committee, Mr. Thompson may be entitled to an annual award under a non-equity incentive plan, with such award targeted as being 40% of his base salary. However, as the ultimate payout of the annual award is determined at the sole discretion of our Compensation Committee, the actual amount awarded may exceed or fall short of the targeted level. In addition, Mr. Thompson is entitled to receive perquisite benefits made available to other senior officers, sick leave, and four weeks paid vacation time each year. The terms of our agreement with Mr. Thompson expire in June 2011 and, unless terminated sooner, are automatically renewed annually.
Please see “— Potential Payments upon a Termination or Change of Control” for a discussion of severance benefits available under our employment agreements.
Annual Non-Equity Incentive Plan Awards
The annual non-equity incentive plan awards awarded to each of the Named Executive Officers for the 2009 year were paid to the executives on March 15, 2010. For additional information on the terms of our non-equity incentive compensation plan, see “Compensation Discussion and Analysis — Annual Non-Equity Incentive Plan Compensation Awards” above.
Equity Incentive Awards
As noted above, we have two long-term equity incentive plans — the 2007 Plan and the 2001 Plan; and as previously discussed, new awards may be granted only under the 2007 Plan. Please see “Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentive Plans.”
As previously noted, during 2008, the Compensation Committee awarded shares of restricted stock to certain of our employees, including certain of our Named Executive Officers, under the 2007 Plan. The forfeiture provisions on the restricted stock awards granted to our Named Executive Officers lapse at the rate of 25% of the total award on each of the first four anniversaries of the grant date. However, under the terms of the agreements with Messrs. Brewster and Clinard, and our previous agreement with Mr. Antonini, if a “Change in Control” occurs after the date of grant and on or before the date of the termination of the executive’s employment, then the “Forfeiture Restrictions” (as defined in each of the individual award agreements) lapse with respect to 50% of the restricted shares effective as of the date upon which the Change in Control occurs. Further, under the terms of the agreements with Messrs. Brewster and Clinard (and our previous agreement with Mr. Antonini), if following a Change of Control the executive is subsequently terminated and such termination is an “Involuntary Termination” or a “Good Reason Termination”, all remaining Forfeiture Restrictions lapse effective as of the date of such termination. The relevant terms are defined or described further below in “— Potential Payments upon a Termination or Change in Control.”

On January 15, 2010, our Compensation Committee approved grants of 300,000 shares to three of our Named Executive Officers with regard to their performance for us during the 2009 year. The restricted stock awards of 100,000 shares each granted to Messrs. Brewster, Clinard, and Updyke vest in four equal installments on each of the first four anniversaries of the January 15, 2010 grant date. The terms of the restricted stock agreements with each of Messrs. Brewster, Clinard and Updyke contain the same “Change in Control” and “Forfeiture Restrictions” as described above with regard to the 2008 grants under the 2007 Plan.
The type and number of awards held by each of our Named Executive Officers as of December 31, 2009 that were granted pursuant to each of our equity incentive plans are described below in the “— Outstanding Equity Awards at Fiscal 2009 Year-End” section.
Salary and Bonus Compensation in Proportion to Total Compensation
The following table sets forth the percentage of total compensation that we paid in the form of base salary and discretionary bonuses for the year ended December 31, 2009 to each Named Executive Officer listed in the “Summary Compensation Table for 2009.”

Percentage of
Name	Total Compensation
Fred R. Lummis	100.0%
J. Chris Brewster	49.6%
Michael H. Clinard	49.9%
Rick Updyke	49.6%
Carleton K. “Tres” Thompson, III	55.6%
Jack M. Antonini	17.0%
Outstanding Equity Awards at Fiscal 2009 Year-End
The following table sets forth information for each of our Named Executive Officers regarding the number of shares subject to both exercisable and unexercisable stock options and the number of shares of restricted stock that have not vested as of December 31, 2009:

	Option Awards					Stock Awards
	Number of Securities	Number of Securities				Number of Shares or	Market Value of
	Underlying	Underlying		Option	Option	Units of Stock That	Shares or Units of
	Unexercised Options	Unexercised Options		Exercise	Expiration	Have Not	Stock That Have
Name	(#) Exercisable	(#) Unexercisable		Price	Date	Vested(1)	Not Vested(2)
Fred R. Lummis	—	—		—	—	—	—
J. Chris Brewster	—	—		—	—	135,000	$1,493,100
	357,682	—		$6.54	03-31-2014	—	—
	89,420	29,807	(3)	$10.55	03-05-2016	—	—
Michael H. Clinard	—	—		—	—	100,500	$1,111,530
	98,696	—		$0.74	06-03-2011	—	—
	49,805	—		$1.48	03-02-2012	—	—
	59,614	19,871	(3)	$10.55	03-05-2016	—	—
Rick Updyke	—	—		—	—	60,000	$663,600
	139,098	139,099	(4)	$13.08	07-15-2017	—	—
Carleton K. “Tres” Thompson, III	—	—		—	—	60,000	$663,600
	15,013	—		$6.54	06-06-2014	—	—
	39,742	—		$10.55	02-09-2015	—	—
	29,807	9,935	(3)	$10.55	03-05-2016	—	—
Jack M. Antonini	—	—		—	—	—	—

(1)	The forfeiture provisions on these shares lapse at the rate of 25% of the underlying shares on each of the first four anniversaries of the June 20, 2008 grant date. These restricted shares were granted pursuant to our 2007 Plan.

(2)	The market value of shares that have not vested is based on the closing price of our stock as of December 31, 2009, of $11.06 per share.

(3)	These stock options become exercisable as to 25% of the underlying option shares on each of the first four anniversaries of the grant date. 25% of the underlying option shares for the stock options granted on March 6, 2006 became exercisable on each of March 6, 2007, March 6, 2008 and March 6, 2009. These remaining options vested on March 6, 2010. These stock options were each granted pursuant to our 2001 Plan.

(4)	These stock options become exercisable as to 25% of the underlying option shares on each of the first four anniversaries of the employee’s employment date. 25% of the underlying option shares for the stock options granted on November 19, 2007 became exercisable on each of July 16, 2008, and July 16, 2009. These remaining options will vest in two equal annual installments, the first of which will occur on July 16, 2010 and the last of which will occur on July 16, 2011. These stock options were granted pursuant to our 2007 Plan.
Option Exercises and Stock Vested During Fiscal Year 2009
The following table sets forth information relating to stock options exercises and the vesting of restricted stock awards during the year ended December 31, 2009 for each of our Named Executive Officers. All activity below relates to options and stock awards that were granted pursuant to our 2001 and 2007 Stock Incentive Plans.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	Upon	Acquired on	on
Name	Exercise	Exercise(1)	Vesting	Vesting(2)
Fred R. Lummis	—	—	—	—
J. Chris Brewster	—	—	45,000	$154,350
Michael H. Clinard	—	—	33,500	$114,905
Rick Updyke	—	—	20,000	$68,600
Carleton K. “Tres” Thompson, III	24,729	$102,859	20,000	$68,600
Jack M. Antonini	—	—	—	—

(1)	Based on the difference between the average of the high and low of our stock on the exercise date and the exercise price of the option, which is the method by which we determine fair market value.

(2)	Based on the average of the high and low trading price of our common stock as of the date of vesting.
Pension Benefits
Currently, we do not offer, and, therefore, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. In the future, however, the Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if it determines that doing so is in our best interests (e.g., in order to attract and retain employees.)
Nonqualified Deferred Compensation
Currently, we do not offer, and, therefore, none of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. In the future, however, the Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our Company’s best interests.
Potential Payments upon a Termination or Change in Control
In addition to the potential acceleration of our equity-based awards upon certain events, our employment agreements with each of our Named Executive Officers contain severance and change in control provisions. In January 2008, our previous employment agreements with Messrs. Antonini, Brewster and Clinard expired and we subsequently signed new agreements with these Named Executive Officers in June 2008. Our employment agreement with Mr. Updyke was entered into in July 2007 but was amended in June 2008 to extend the terms through June 2011. Our employment agreement with Mr. Thompson was entered into in June 2008.

Jack M. Antonini. Mr. Antonini’s employment with us ended effective on March 17, 2009. As a result of his termination, which was deemed to be a without cause termination under the terms of the agreement that governed his previous employment with us, Mr. Antonini was entitled to severance pay equal to two times his current base salary plus two times the average amount paid to him in the two preceding calendar years under our non-equity incentive plan. This equated to $1,108,567, based on his $397,470 salary as of his termination date and the average of his 2008 and 2007 payout amounts (shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2009” above). Such amount is payable in 48 equal consecutive semi-monthly installments on the 15th and the last day of each of the 24 calendar months following the month in which his termination occurred (March 2009). Additionally, Mr. Antonini has elected to continue benefits coverage through our group health plan under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). As a result, we have been reimbursing Mr. Antonini for his COBRA premiums, and will continue to do so for a period of time up to 18 months from his termination date. If Mr. Antonini elects to continue coverage for the full 18 months allowed under his prior employment agreement, the total amount paid for his COBRA premiums would total $12,564. Finally, Mr. Antonini is eligible to receive a pro rata payment under our non-equity incentive plan for his services in 2009. As the payment of a pro rata bonus for 2009 would be for actual services rendered, we do not believe such a payment would be considered a “termination payment.” The Compensation Committee is still in the process of determining what amount, if any, will be paid to Mr. Antonini.
Other Named Executive Officers. Generally, the employment agreements in place as of December 31, 2009 contain the following definitions for each of the possible “triggering events” that could result in a termination payment to our other Named Executive Officers, excluding Mr. Lummis who did not have an employment agreement with us during the time he served as Interim Chief Executive Officer:
•	Cause.
•	Messrs. Brewster, Clinard, and Thompson may be terminated for cause if the executive: (1) engages in gross negligence, gross incompetence or willful misconduct in the performance of his employment duties; (2) refuses, without proper legal reason, to perform his employment duties and responsibilities; (3) materially breaches any material provision of his employment agreement, any written agreement or a corporate policy or code of conduct established by us; (4) willfully engages in conduct that is materially injurious to us; (5) discloses without specific authorization confidential information that is materially injurious to us; (6) commits an act of theft, fraud, embezzlement, misappropriation or willful breach of a fiduciary duty to us; (7) is convicted of (or pleads no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
•	Mr. Updyke may be terminated for cause if he (1) engages in gross negligence or willful misconduct when performing his employment duties; (2) is indicted for a felony; (3) refuses to perform his employment duties; (4) materially breaches any of our policies or our code of conduct; (5) engages in conduct in which the executive knows would be materially injurious to us; or (6) materially breaches, and fails to cure, any provision of his employment agreement.
•	Change in Control. Messrs. Brewster and Clinard’s agreements state that a change in control may occur upon any of the following events:
•	a merger, consolidation, or asset sale where all or substantially all of our assets are held by a third party if (1) the holders of our equity securities no longer own equity securities of the resulting entity that are entitled to 60% or more of the votes eligible to be cast in the election of directors of the resulting entity, or (2) the members of the Board immediately prior to such transaction no longer constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;
•	our dissolution or liquidation;
•	the date any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the resulting entity’s outstanding securities; or
•	as a result of or in connection with a contested election of directors, the members of the Board immediately before such election cease to constitute a majority of the Board.

Messrs. Brewster and Clinard may be subject to a federal excise tax on compensation they receive in connection with a change in control of our Company. The value determined in accordance with Section 280G of the Internal Revenue Code of payments and benefits provided that are contingent upon a change in control may be subject to a 20% excise tax to the extent of the excess of such value over the executive’s average annual taxable compensation from our Company for the five years preceding the year of the change in control (or such shorter period as the executive was employed by us), if the total value of such payments and benefits equals or exceeds an amount equal to three times such average annual taxable compensation. In accordance with their employment agreements, if such excise tax is applicable, Messrs. Brewster and Clinard are entitled to receive a “gross-up payment” from our Company in an amount necessary to place the executive in the same after-tax position had no portion of such contingent payments been subject to excise tax.
Messrs. Updyke and Thompson’s agreements do not include specific information regarding severance payments due upon a change of control or for “gross-up payments” for additional taxes imposed pursuant to Section 280G of the Internal Revenue Code. In the event that Messrs. Updyke or Thompson were to receive payments that created excise taxes under Section 280G of the Internal Revenue Code, the executives would be responsible for their own tax obligations.
•	Good Reason.
•	Messrs. Brewster and Clinard have the right to terminate employment upon the occurrence of any of the following good reason events: (1) a material diminution in the executive’s base salary; (2) a material diminution of the executive’s authority, duties or responsibilities of his job function; and (3) without the executive’s prior consent, a required involuntary relocation of more than 75 miles from our corporate headquarters in Houston, Texas.
•	Mr. Updyke has the right to terminate employment upon the occurrence of any of the following good reason events: (1) prior to the first anniversary date of employee’s employment, the Company is sold and as a consequence of such sale Mr. Updyke is (a) not retained in the same job function; (b) required to relocate to a location that is greater than 100 miles from Dallas, Texas; or (c) without his prior consent, the assignment of duties inconsistent with his current role or any significant reduction or significant change in either position or job function, except in connection with the termination of employment for cause or in connection with the termination of employment by reason of him becoming totally disabled (defined below); or (2) a material breach by us of Article 4 of his employment agreement (i.e., the article governing the payment of compensation and the provision of benefits to Mr. Updyke).
•	Mr. Thompson’s agreement does not contain a “good reason” concept.
•	Totally Disabled.
•	Under Messrs. Brewster, Clinard, and Thompson’s employment agreements, we have the right to terminate the executive’s employment at any time if the employee is unable to perform his duties or fulfill his obligations by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, as certified by a competent physician (without this specifically being deemed as “totally disabled”).
•	Under Mr. Updyke’s employment agreement, we have the right to terminate his employment at any time if he becomes Totally Disabled. The executive will be considered totally disabled if, by reason of his illness, incapacity or other disability, the executive fails to perform his duties or fulfill his obligations under his employment agreement, as certified by a competent physician, for 180 days in any 12 month period.
•	Without Cause Termination. A termination without cause shall mean a termination of the executive’s employment other than for death, voluntary resignation, total disability, or cause.

Messrs. Brewster, Clinard, Updyke and Thompson also received restricted stock grants pursuant to our 2007 Stock Incentive Plan on June 20, 2008, the award agreements of which contained provisions permitting accelerated lapsing of forfeiture restrictions upon certain termination and change in control scenarios. Each of the executives receive partial (25%) accelerated lapsing upon a termination of employment for death or disability. Messrs. Brewster and Clinard will also receive partial (50%) accelerated lapsing upon the occurrence of a change in control; this acceleration will be increased to 100% if a termination other than for cause or a good reason termination follows such a change in control. The definitions of the applicable terms in the restricted stock agreements are substantially similar to the same terms as described above within the executives’ employment agreements.
The table below reflects the amount of compensation payable to our Named Executive Officers in the event of a termination of employment or a change in control of our Company on December 31, 2009. For purposes of calculating the potential payments, we have made certain assumptions that we have determined to be reasonable and relevant to our shareholders. Upon the occurrence of any of the termination events listed, or in the event of a for-cause termination or a voluntary termination (neither of which are shown in the above below), the terminated executive would receive any base salary amount that had been earned but had not been paid at the time of termination. In the event of a without cause termination, a termination for good reason, or a termination in connection with a change in control, the executive would also be entitled to receive payment of any prior year amount earned under our non-equity incentive plan (if not already paid) and a pro rata portion of the amount earned under our non-equity incentive plan for the year in which the termination occurred. However, such amounts would not be considered “termination payments” but rather would represent compensation earned by the executive for services rendered, and we, therefore, have not reflected the amount of earned but unpaid salary and non-equity inventive compensation awards in the table below. The executives are also entitled to receive reimbursement payments for reasonable business expenses, and we have assumed that for purposes of the calculations below, all expense reimbursements were current as of December 31, 2009.
The amount of compensation payable to each Named Executive Officer for each situation is listed below based on the employment agreements in place for each executive as of December 31, 2009. The amounts shown assume that such termination event was effective as of December 31, 2009 and that the closing price of our common stock on that date was $11.06. The amounts below are our best estimates as to the amounts that each executive would receive upon that particular termination event; however, exact amounts that any executive would receive could only be determined upon an actual termination of employment.
Potential Payments upon a Termination or Change in Control Table

								Termination in
		Without		Good Reason		Change in		Connection
		Cause		Termination		Control		with a Change		Death or
Executive	Benefits	Termination		By Executive		(No Termination)		in Control		Disability
J. C. Brewster	Base salary	$605,000	(1)	$605,000	(1)	$—		$605,000	(1)	$—
	Non-equity incentive compensation	237,466	(1)	237,466	(1)	—		237,466	(1)	—
	Post-employment health care	27,474	(1)	27,474	(1)	—		27,474	(1)	—
	Restricted shares	—		—		746,550	(2)	1,493,100	(3)	497,700	(4)
	Tax gross-up	—		—		—		—	(5)	—

	Total	$869,940		$869,940		$746,550		$2,363,040		$497,700

M. H. Clinard	Base salary	$741,600	(1)	$741,600	(1)	$—		$741,600	(1)	$—
	Non-equity incentive compensation	264,003	(1)	264,003	(1)	—		264,003	(1)	—
	Post-employment health care	27,329	(1)	27,329	(1)	—		27,329	(1)	—
	Restricted shares	—		—		555,765	(2)	1,111,530	(3)	370,510	(4)
	Tax gross-up	—		—		—		409,841	(5)	—

	Total	$1,032,932		$1,032,932		$555,765		$2,554,303		$370,510

R. Updyke (6)	Base salary	$291,000	(7)	$291,000	(7)	$—		$—		$—
	Post-employment health care	8,604	(7)	8,604	(7)	—		—		—
	Restricted shares	—		—		—		—		221,200	(4)

	Total	$299,604		$299,604		$—		$—		$221,200

C. K. “Tres”	Base salary	$200,170	(8)	$—		$—		$—		$—
Thompson, III (6)	Post-employment health care	18,316	(8)	—		—		—		—
	Restricted shares	—		—		—		—		221,200	(4)

	Total	$218,486		$—		$—		$—		$221,200

(1)	In the event of a without cause termination, a good reason termination by Messrs. Brewster or Clinard, or a termination in connection with a change in control, the executive indicated would be entitled to receive severance pay equal to two times his then-current base salary plus two times the average amount paid to him in the two preceding calendar years under our non-equity incentive plan. The average of each executive’s 2008 and 2007 payout amounts were used to calculate the values in the table above. Additionally, in the event the executive elected to continue benefits coverage through our group health plan under COBRA, we would reimburse the executive for the COBRA premiums for up to 18 months. For each executive, all amounts would be payable in bi-monthly installments; provided, however, that if the executive is a “specified employee” under Section 409A of the Internal Revenue Code at the time of his termination, the amounts will be delayed for a period of six months to the extent required to avoid additional federal income taxes for the executive.

(2)	Pursuant to the terms of Messrs. Brewster and Clinard’s restricted stock agreements, in the event of a change in control, 50% of all remaining forfeiture restrictions lapse effective as of the date the change in control occurs. The amounts presented above represent the product of (a) the number of restricted shares that would have vested as of December 31, 2009 upon the change in control, and (b) $11.06, the closing price of our common stock as of December 31, 2009.

(3)	Pursuant to the terms of Messrs. Brewster and Clinard’s restricted stock agreements, in the event the executive is terminated following a change in control, and such termination is an Involuntary Termination or a Good Reason Termination, all remaining forfeiture restrictions lapse effective as of the termination date. The amounts presented represent the product of (a) the number of then unvested restricted shares that each executive held as of December 31, 2009, and (b) $11.06, the closing price of our common stock as of December 31, 2009.

(4)	Pursuant to the terms of Messrs. Brewster, Clinard, Updyke and Thompson’s restricted stock agreements, in the event the executive dies or becomes disabled during the term of his employment, the percentage of the total number of restricted shares as to which the forfeiture restrictions shall lapse shall automatically increase by 25% of the shares awarded. The amounts presented represent the product of (a) the number of restricted shares that would have vested as of December 31, 2009 upon the aforementioned events, and (b) $11.06, the closing price of our common stock as of December 31, 2009.

(5)	Federal excise tax gross-up payments were calculated pursuant to Section 280G of the Code. Only the severance amount payable to Mr. Clinard exceeded his Section 280G safe harbor amount; therefore, he is the only Named Executive Officer that would have received a gross-up payment for federal excise taxes in the event his employment was terminated on December 31, 2009 following a change in control of our Company. Mr. Clinard’s potential gross-up payment was calculated based upon an excise tax rate under Section 4999 of the Internal Revenue Code of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

(6)	In the event of a termination of employment for any reason other than cause, Messrs. Updyke and Thompson would be entitled to receive payment of any prior year bonus earned under our non-equity incentive plan (if not already paid) and a pro rata portion of the amount earned under our non-equity incentive plan for the year in which the termination occurred. However, such amounts would not be considered a “termination payment” but rather would represent compensation earned by the executive for services rendered, and we, therefore, have not reflected these amounts in the table.

(7)	In the event of a termination without cause or a good reason termination by the executive, Mr. Updyke would be entitled to receive severance pay equal to 12 months of his current base salary. This amount would be payable in bi-monthly installments. However, in the event he accepts another full-time employment position (defined as 20 hours per week) within one year after termination, remaining payments to be made by us would be reduced by the gross amount being earned under his new employment arrangement. Additionally, if Mr. Updyke elected to continue benefits coverage through our group health plan under COBRA, we would partially subsidize Mr. Updyke’s incremental healthcare premiums. Specifically, we would reimburse Mr. Updyke on a monthly basis for the difference between the amount he must pay to continue such coverage and the employee contribution amount that active senior executive employees would pay for the same or similar coverage under our group health plan. Amounts shown above represent the difference in Mr. Updyke’s current insurance premiums and current COBRA rates for a similar plan.

(8)	In the event of a termination without cause, Mr. Thompson would be entitled to receive severance pay equal to 12 months of his current base salary. This amount would be payable in bi-monthly installments. However, in the event he accepts another full-time employment position (defined as 20 hours per week) within one year after termination, remaining payments to be made by us would be reduced by the gross amount being earned under his new employment arrangement. Additionally, in the event the Mr. Thompson elected to continue benefits coverage through our group health plan under COBRA, we would reimburse Mr. Thompson for the COBRA premiums for up to 12 months.

Our employment agreements with Messrs. Brewster and Clinard require the executives to sign a full release within 50 days of the executive’s termination of employment waiving all claims against us, our subsidiaries, and our officers, directors, employees, agents, representatives or stockholders before receiving any severance benefits due under the employment agreements. Messrs. Updyke and Thompson are also required to promptly report any subsequent full-time employment during the period in which the executive is receiving severance payments, for we are entitled to reduce the executive’s severance payments by the amount of the new salary the executive is receiving from a third party.
The employment agreements with our executive officers also contain non-competition and non-solicitation provisions. Our employment agreements with Messrs. Brewster and Clinard have a 12-month non-compete and non-solicitation period, during which the executives may not (1) directly or indirectly participate in or have significant ownership in a competing company; (2) solicit or advise any of our employees to leave our employment; or (3) solicit any of our customers either for his own interest or that of a third party. In addition to these three prohibited items, our employment agreement with Mr. Updyke, which has a 24-month non-compete and non-solicitation period, also prohibits the executive from calling upon an acquisition candidate of ours either for his own interest or that of a third party. In the event that Mr. Updyke is terminated without cause, for a good reason event or the expiration of the employment agreement term, however, the non-compete period will end contemporaneously with the termination of Mr. Updyke’s employment. Mr. Thompson’s non-solicitation provisions prevent him from soliciting either our employees or our customers for a period of 12 months following termination.
Additionally, pursuant to the terms of our 2001 and 2007 Stock Incentive Plans (the “Plans”), the Compensation Committee, at its sole discretion, may take action related to and/or make changes to stock options and the related option agreements upon the occurrence of an event that qualifies as a Corporate Change under the Plans (such definition of which is substantially similar to the definition of Change in Control in the employment agreements described above). Such actions and/or changes could include (but are not limited to) (1) acceleration of the vesting of the outstanding, non-vested options; (2) modifications to the number and price of shares subject to the option agreements; and/or (3) the requirement for mandatory cash out of the options (i.e., surrender by an executive of all or some of his outstanding options, whether vested or not, in return for consideration deemed adequate and appropriate based on the specific change in control event). The Compensation Committee also has discretion to make changes to any awards and the related agreements under the 2007 Plan in the event of a change in our outstanding common stock by reason of a recapitalization, a merger, a reorganization or other similar transaction, in order to prevent the dilution or enlargement of rights under the Plans. Such actions and/or changes, if any, may vary among plan participants. As a result of their discretionary nature, these potential changes have not been estimated and are not reflected in the above table.
Risk Assessment Related to Our Compensation Structure
We have reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on the Company. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:
•	The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.
•	Our 2009 non-equity incentive compensation plan has a cap.
•	Compliance and ethical behaviors are integral factors considered in all performance assessments.
•	We set the proper ethical and moral expectations through our policies and procedures and provide various mechanisms for reporting issues.
•	We maintain an aggressive internal and external audit program, which enables us to verify that our compensation policies and practices are aligned with expectations.
•	We also perform extensive financial analysis work before entering into new contracts or ventures thus making it more difficult for individuals to act against the Company’s long-term interest by attempting to manipulate earnings results in the short term.

We have determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.
DIRECTOR COMPENSATION
The following table provides compensation information for each individual who served as a member of our Board during the year ended December 31, 2009:
Director Compensation Table for 2009

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total
J. Tim Arnoult	$65,000	$72,500	$137,500
Robert P. Barone	$62,698	$72,500	$135,198
Jorge M. Diaz	$54,036	$72,500	$126,536
Dennis F. Lynch	$62,074	$72,500	$134,574
Michael A.R. Wilson	—	—	—

(1)	In May 2009, the Company granted Messrs. Arnoult, Barone, Diaz and Lynch 25,000 shares of restricted stock each. The grant date fair value of each grant, as computed in accordance with FASB ASC Topic 718, was $72,500. The full fair value of these awards was recognized as compensation expense under FASB ASC Topic 718 during 2009. Messrs. Arnoult, Barone, Diaz and Lynch had no unvested stock awards outstanding as of December 31, 2009.
In 2009, each of our non-employee directors, with the exception of Messrs. Lummis and Wilson, earned a $40,000 annual retainer for their services. Additionally, each non-employee director received an additional $10,000 annual retainer for each committee on which he served during the year and $5,000 for chairing a committee. These amounts were paid on a monthly basis in the form of cash. Additionally, during 2009, Messrs. Arnoult, Barone, Diaz and Lynch were each granted 25,000 shares of restricted stock, the forfeiture restrictions on which lapsed in December 31, 2009. Messrs. Lummis and Wilson have waived their rights to receive payment for services rendered as members of our Board as each of these directors are affiliated with and/or employed by companies that have a significant ownership interest in us. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.
2010 Director Compensation. The above-described compensation structure that was in place during 2009 will remain in place during 2010. Additionally, on March 3, 2010, the Compensation Committee of our Board approved a restricted stock grant in the amount of 5,988 shares to each of our non-employee directors, with the exception of Messrs. Lummis and Wilson, in return for services to be provided as a director of the Company during 2010. Forfeiture restrictions on the shares lapse on February 15, 2011.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2009, Fred R. Lummis, Robert P. Barone, Jorge M. Diaz, Dennis F. Lynch and Michael A.R. Wilson served on our Compensation Committee. In March 2009, Mr. Lummis became our interim Chief Executive Officer, at which time he resigned from our Compensation Committee. During 2009, no member of our Compensation Committee served as an executive officer or employee (current or former) while serving on our Compensation Committee, other than a brief period between Mr. Lummis’ appointment as our Interim Chief Executive Officer and his resignation from our Compensation Committee. Additionally, none of our executive officers has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Transactions with our Directors and Officers
General. During 2009, each of our non-employee directors, with the exception of Messrs. Lummis and Wilson, were compensated for their services on our Board. See “Director Compensation” above for details on the amounts paid and restricted shares granted to these directors. Other directors were not compensated during 2009 for Board services due to their employment and/or stockholder relationships with us. Additionally, all of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.
The CapStreet Group. Fred R. Lummis, the Chairman of our Board of Directors and Interim Chief Executive Officer, is a senior advisor to The CapStreet Group, LLC, the ultimate general partner of CapStreet II, L.P. and CapStreet Parallel II, L.P., which collectively own 11% of our outstanding common stock as of April 20, 2010. Additionally, from March 17, 2009 to February 1, 2010, Mr. Lummis served as our Interim Chief Executive Officer, for which the Board awarded him a one-time payment of $250,000.
TA Associates. Michael Wilson, a member of our Board of Directors, is a managing director of TA Associates, Inc., affiliates of which are Cardtronics’ stockholders that collectively own 17% of our outstanding common stock as of April 20, 2010.
Jorge M. Diaz, a member of our Board of Directors, is the Division President and Chief Executive Officer of Fiserv Output Solutions, a division of Fiserv, Inc. In 2009, Fiserv provided us with third-party services during the normal course of business, including transaction processing, network hosting, network sponsorship, maintenance, cash management, and cash replenishment. The $23.6 million amount paid to Fiserv represented approximately 6.1% of our total cost of revenues and selling, general, and administrative expenses for the year.
Approval of Related Person Transactions
In the ordinary course of business, we may enter into a related person transaction (as such term is defined by the SEC). The policies and procedures relating to the approval of related person transactions are set forth in our Related Persons Transactions Policy, which we adopted on February 19, 2009 and amended on January 25, 2010. The Audit Committee is charged with the responsibility of reviewing all the material facts related to any such proposed transaction and either to approve or disapprove of the entry into such transaction. Our Related Persons Transaction Policy is available on our website at http://ir.cardtronics.com.
AUDIT MATTERS
Report of the Audit Committee
Each member of the Audit Committee is an independent director as such term is defined under the current listing requirements. The Audit Committee is governed by an Audit Committee Charter, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and corporate governance rules of NASDAQ. The Audit Committee Charter may be further amended to comply with the rules and regulations of the SEC and NASDAQ listing standards as they continue to evolve. A copy of the Audit Committee Charter is available on our website at http://www.cardtronics.com.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Cardtronics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with Cardtronics, Inc.’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
The Audit Committee discussed with the independent registered public accounting firm their independence from Cardtronics, Inc. and its management including the matters in the written disclosures required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the registered public accounting firms’ independence. In addition, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Cardtronics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors of Cardtronics, Inc.,

Robert P. Barone (Chairman)
Tim Arnoult
Dennis F. Lynch
Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent registered public accounting firm, KPMG LLP, in each of the last two fiscal years in each of the following categories were:

	2009	2008
	(In thousands)
Audit Fees	$1,196	$1,288
Audit-Related Fees	27	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,223	$1,288

Audit fees include fees associated with the annual audit and quarterly review of our financial statements and the separate statutory audits of Bank Machine Ltd. in the United Kingdom and Cardtronics Mexico in Mexico. The audit-related fees in 2009 represent fees paid to KPMG for work performed on a SAS 70 audit of our Electronic Funds Transfer transaction processing operation. The Audit Committee considers whether the provision of these services is compatible with maintaining the registered public accounting firm’s independence, and has determined such services for fiscal year 2009 were compatible.
No other services were provided by KPMG LLP during the year ended December 31, 2009.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Among its other duties, the Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an as-needed basis, management will communicate specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee approved 100% of the services provided by KPMG LLP in 2009 and 2008.
PROPOSALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2011 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than January 1, 2011. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of the SEC described in the preceding paragraph, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board or a proposal of business must deliver proper notice to our Corporate Secretary at least 120 days prior to the anniversary date of the 2010 Annual Meeting of Stockholders.
If a stockholder provides notice for a proposal of business to be considered at the annual meeting, the notice must include the following information:
•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
•	the stockholder’s name and address as they appear on the Corporation’s books;
•	the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by the stockholder;
•	any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable;
•	in the case of a Nominee Holder, evidence establishing the Nominee Holder’s indirect ownership of stock and entitlement to vote the stock on the matter proposed at the meeting; and
•	any other information that is required to be provided by stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.
Please see “Corporate Governance — Our Board — Director Selection and Nomination Process” for additional information concerning the notice requirements for director nominations by stockholders.
OTHER MATTERS
Management does not intend to bring before the Annual Meeting any matters other than those set forth herein and has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, then the Proxy Holders will vote the proxies as recommended by our Board or, if no recommendation is given, in their own discretion.
ANNUAL REPORT TO STOCKHOLDERS
Our Annual Report on Form 10-K, which includes our consolidated financial statements for the fiscal year ended December 31, 2009, accompanies the proxy material being mailed to all of our stockholders. The Annual Report is not part of the proxy solicitation material.
We will provide you, without charge upon your request, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We will furnish a copy of any exhibit to our Annual Report on Form 10-K upon payment of a reasonable fee, which shall be limited to our reasonable expenses in furnishing the exhibit. You may request such copies by contacting our Secretary, Michael E. Keller, by mail to Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or by facsimile at (832) 308-4761.

DIRECTIONS TO 2010 ANNUAL MEETING OF STOCKHOLDERS
Directions to Cardtronics’ Offices:
From George Bush Intercontinental Airport: Take Beltway 8 West. Exit and turn left onto Westheimer Road. Turn right (South) onto Briarpark Drive. Our offices are located on the west side of Briarpark Drive approximately 4/10 of a mile from the Westheimer-Briarpark Drive intersection. Free parking is available in the parking garage located to the left rear of the building. Please park on the roof of the parking garage.
From Hobby Airport: Turn left onto Airport Blvd. Turn left onto Telephone Road. Take Beltway 8 West. Exit and turn right onto Westheimer Road. Turn right (South) onto Briarpark Drive. Our offices are located on the west side of Briarpark Drive approximately 4/10 of a mile from the Westheimer-Briarpark Drive intersection. Free parking is available in the parking garage located to the left rear of the building. Please park on the roof of the parking garage.

Appendix A
SUMMARY DESCRIPTION OF THE
2007 STOCK INCENTIVE PLAN
A summary of the principal features of the 2007 Stock Incentive Plan, as amended by the Amendment, is provided below but does not purport to be a complete description of all of the provisions of the 2007 Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of (i) the 2007 Stock Incentive Plan, which is filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q on November 9, 2007, and (ii) the Amendment to the 2007 Stock Incentive Plan, which is set forth below in Appendix B. Under the Section 162(m) regulations, the material terms of the 2007 Stock Incentive Plan are: (i) the maximum amount of compensation that may be paid to a participant under the plan in any fiscal year (which is described in detail below in the section titled “Persons Who May Participate in the 2007 Plan and Award Limitations”), (ii) the participants eligible to receive compensation under the plan (which is described in detail below in the section titled “Persons Who May Participate in the 2007 Plan and Award Limitations”), and (iii) the business criteria on which the performance goals shall be based (which is described in detail below in the section titled “Performance Awards and Annual Incentive Awards”).
General
The purpose of the 2007 Stock Incentive Plan (the “2007 Plan”) is to provide a means to enhance our profitable growth and that of our subsidiaries by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our common stock. The 2007 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the 2007 Plan’s purpose by primarily providing grants of (1) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (2) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (3) restricted stock awards (“Restricted Stock Awards”), (4) phantom stock awards (“Phantom Stock”), (5) restricted stock units (“Restricted Stock Units” or “RSUs”), (6) bonus stock, (7) performance awards (“Performance Awards”), and (8) annual incentive awards (“Annual Incentive Awards”) (collectively referred to as “Awards”). Individual terms applicable to the various Awards, such as vesting or transferability, may be established by the Compensation Committee at the time of grant.
No Awards, including Incentive Options, will be made under the 2007 Plan after the date that is ten years from the date the 2007 Plan, as amended by the Amendment, was adopted by the Board on April 23, 2010.
The 2007 Plan, in part, is intended to qualify under the provisions of Section 422 of the Code. See “Federal Tax Consequences.” The 2007 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Administration of the 2007 Plan
Our Board has appointed the Compensation Committee of the Board (the “Compensation Committee”) to administer the 2007 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event our Board chooses to take action under the 2007 Plan. Unless otherwise limited by the 2007 Plan, Rule 16b-3 of the Securities Exchange Act of 1934, or the Code, the Compensation Committee has broad discretion to administer the 2007 Plan, interpret its provisions, and adopt policies for implementing the 2007 Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), accelerate the exercise terms of an Option, delegate duties under the 2007 Plan, and execute all other responsibilities permitted or required under the 2007 Plan. The Compensation Committee shall be limited in its administration of the 2007 Plan only in the event that a Performance Award or Annual Incentive Award intended to comply with Section 162(m) of the Code requires the Compensation Committee to be composed solely of “outside” directors at a time when not all directors are considered “outside” directors for purposes of Section 162(m); at such time any director that is not qualified to grant or administer such an Award will recuse himself from the Compensation Committee’s actions with regard to that Award.

Persons Who May Participate in the 2007 Plan and Award Limitations
Any individual who provides services to us or our subsidiaries, including non-employee directors and consultants (an “Eligible Person”), and is designated by the Compensation Committee to receive an Award under the 2007 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by us for determining eligibility under the 2007 Plan. Any individual granted an Award which remains outstanding under the 2007 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2007 Plan. We currently have 8 directors (including our CEO), 5 officers and approximately 477 employees eligible to participate in the 2007 Plan. The Amendment to the 2007 Plan did not impact the eligibility provisions of the 2007 Plan in any manner.
A Participant under the 2007 Plan will be eligible to receive an Award pursuant to the terms of the 2007 Plan and subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted in each fiscal year to Eligible Persons with regard to shares of common stock equaling more than 1,500,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the 2007 Plan) and no payment may be made in cash with respect to Awards that are not related to common stock in excess of $2,000,000.
With respect to Incentive Options, a Participant must be our employee or an employee of one of our corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock or that of a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option and the Incentive Option is not, by its terms, exercisable after the fifth year anniversary of the date of grant. In the event that the Award is an Incentive Option, the value of the common stock covered by such an Award may not exceed $100,000 in any one year.
Securities to be Offered
Shares Subject to the 2007 Plan. The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the 2007 Plan was 3,179,393 (subject to any adjustment due to recapitalization or reorganization permitted under the 2007 Plan); the Amendment will add an additional 2,000,000 shares to the plan’s reserve pool. As of April 20, 2010, 2,602,962 shares had been issued, net of forfeitures and shares repurchased by us, 576,431 shares were available for future Awards, and 2,152,543 shares were the subject of outstanding Awards under the 2007 Plan. If common stock subject to any Award is not issued, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, the shares of common stock that were subject to that Award will again be available for issue, transfer or exercise pursuant to Awards under the 2007 Plan to the extent allowable by law. The common stock sold pursuant to the 2007 Plan may be authorized but unissued shares, shares held by us in treasury, or shares which have been reacquired by us including shares which have been bought on the market for the purposes of the 2007 Plan. The fair market value of the common stock on a given date will be the mean of the high and low sales prices reported by NASDAQ for the common stock on such date or, if no such sale takes place on such day, then the average of the high and low sales prices reported by the national securities exchange on which the common stock is currently traded on, or, if the common stock is no longer traded on an exchange at the time a determination of the fair market value must occur, the Compensation Committee shall determine the appropriate value for the common stock consistent with the requirements of Section 409A of the Code. There are no fees, commissions or other charges applicable to a purchase of common stock under the 2007 Plan.
Awards
Outstanding Awards. As of April 20, 2010, there were an aggregate of 1,836,877 shares of restricted stock and 315,666 shares that underlie outstanding Options. The exercise prices for stock options range from $1.16 to $12.59. On April 20, 2010, the closing price of a share of our common stock was $13.09.

Stock Options. We may grant Options to Eligible Persons including (i) Incentive Options (only to our employees or those of our subsidiaries) which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2007 Plan will be stated in the Option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of common stock as of the date of grant (or 110% of the fair market value for certain Incentive Options, as discussed above), nor may the Option be re-priced without the prior approval of our stockholders. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in common stock, other Awards or other property) and the methods and forms in which common stock will be delivered to a Participant.
Stock appreciation rights (“SARs”) may be awarded in connection with an Option (or as Phantom Stock, as discussed below). A SAR is the right to receive a share of common stock, or an amount equal to the excess of the fair market value of one share of the common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable.
Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the 2007 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award during the restriction period. The Compensation Committee shall provide, in the Restricted Stock Award agreement, whether the Restricted Stock will be forfeited and reacquired by us upon certain terminations of employment. Unless otherwise determined by the Compensation Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed.
Phantom Stock. Phantom Stock Awards are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject Phantom Stock to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement which may lapse at such times determined by the Compensation Committee. Phantom Stock may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Phantom Stock, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Except as otherwise provided by the Compensation Committee in the Award agreement or otherwise, Phantom Stock subject to forfeiture restrictions may be forfeited upon termination of a Participant’s employment prior to the end of the specified period. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Compensation Committee.
Phantom Stock Awards may be SARs that are granted independently of an Option. If Phantom Stock Awards are granted in the form of SARs, the exercise price of a share of common stock subject to the SAR shall be determined by the Compensation Committee, but in no event shall that exercise price be less than the fair market value of the common stock on the date of grant.
Restricted Stock Units. Restricted Stock Units are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Committee. Restricted Stock Units may be settled by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Restricted Stock Units, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by Restricted Stock Units may be paid on a current, deferred or contingent basis, as determined by the Committee on or following the date of grant.

Bonus Stock. The Compensation Committee is authorized to grant common stock as a bonus. The Compensation Committee will determine any terms and conditions applicable to grants of common stock, including performance criteria, if any, associated with an Award.
Performance Awards and Annual Incentive Awards. The Compensation Committee may designate that certain Awards granted under the 2007 Plan constitute “performance” Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. An Annual Incentive Award is an award based on a performance period of the fiscal year, and is also conditioned on one or more performance standards. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards or Annual Incentive Awards that are intended to meet the “performance-based compensation” criteria of Section 162(m) of the Code: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the fair market value of the common stock; (xxiii) operating income; (xxiv) Company sales; and (xxv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The business criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in any Award agreement, shall be subject to adjustment for specified significant extraordinary items or events, or nonrecurring transactions or events. In this regard, business criteria based on the price of our common stock shall be proportionately adjusted for any changes in the price due to a stock split, recapitalization or similar corporate transaction. The Compensation Committee, in its sole discretion, may provide for an adjustable performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award or Annual Incentive Award during the performance period. Performance Awards or Annual Incentive Awards granted to Eligible Persons who are deemed by the Compensation Committee to be “covered employees’ pursuant to Section 162(m) of the Code shall be administered in accordance with the rules and regulations issued under Section 162(m) of the Code.
Other Provisions
Tax Withholding. At the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, a participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.
Merger or Recapitalization. If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an Award under the 2007 Plan.
Change in Control. Upon a change in control (designated as a “Corporate Change” within the 2007 Plan and defined below) the Compensation Committee may, without the approval of any holder, effect one of the following alternatives with respect to Options or SARs: (i) accelerate the exercisability of the Options or SARs to be exercised before a specified date, after which unexercised Awards will terminate; (ii) require the mandatory surrender to and repurchase by us of all outstanding Options or SARs; or (iii) make such changes as it deems appropriate to reflect the Corporate Change, including making modifications in the number and price of shares of common stock or other consideration subject to other Awards, or such other adjustments as the Compensation Committee deems appropriate for the Award in order to prevent the dilution or enlargement of rights. With regard to Awards other than Options or SARs, the Compensation Committee may, in its discretion, require the surrender of the Award in exchange for a payment equal to the value of the common stock in connection with the Corporate Change, with adjustments necessary to reflect the pro-rata portion of vesting or performance periods.

A Corporate Change shall generally mean: (i) we are not the surviving entity in a merger or consolidation, (ii) we sell, lease, exchange or agree to sell, lease or exchange all or substantially all of our assets to a third party, (iii) we dissolve or liquidate, (iv) a third party person or group gains ownership or control of over 50% of our voting stock, or (v) in connection with a contested election of our Board members, the Board members prior to such election cease to constitute a majority of the Board.
Amendment. Our Board may terminate the 2007 Plan at any time with respect to any shares of common stock for which Awards have not previously been granted. Our Board shall also have the right to alter or amend the 2007 Plan from time to time, provided that no Participant’s rights are adversely impacted without the consent of the Participant. The 2007 Plan may not be amended without stockholder approval to increase the aggregate number of shares of common stock that may be issued under the 2007 Plan.
Transferability of Awards. An Award (other than an Incentive Stock Option, which shall be transferable by the laws of descent and distribution alone) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder, or (iii) with the consent of the Compensation Committee.
FEDERAL TAX CONSEQUENCES
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2007 Plan. This description is based on current law, which is subject to change (possibly retroactively). Awards under the 2007 Plan could be subject to additional taxes under Section 409A of the Code. However, Awards currently outstanding have been designed to avoid application of Section 409A of the Code and if Awards are granted subject to Section 409A of the Code, such Awards will be designed to comply with the limitations and restrictions of such provision. The tax treatment of a Participant in the 2007 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.
Nonstatutory Options; SARs; Incentive Options. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Code Limitations on Deductibility” below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither us nor our subsidiaries will be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we (or a subsidiary) will then, subject to the discussion below under “— Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.
The 2007 Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/ FUTA taxes will be collectible at the time the transferee exercises the stock options.
In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 (in 2010) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Phantom Stock; Restricted Stock and Restricted Stock Unit Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Phantom Stock or Restricted Stock Units denominated in common stock, Restricted Stock or bonus Awards, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the Award in an amount equal to the fair market value of the common stock received; provided, however, that if the common stock is not fully transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the common stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.
A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends, if any, that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
Subject to the discussion immediately below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Code Limitations on Deductibility. In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Our ability (or that of a subsidiary) to obtain a deduction for future payments under the 2007 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Finally, our the ability (or that of a subsidiary) to obtain a deduction for amounts paid under the 2007 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the Amendment proposed by the Board is adopted at the Annual Meeting a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 1,500,000 shares of common stock or, with respect to Awards not related to shares of common stock, $2,000,000, in any given fiscal year. Although the 2007 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards and Annual Incentive Awards.”

New Plan Benefits and Previously Awarded Options
The Awards, if any, that will be made to eligible persons under the 2007 Plan for our 2010 fiscal year are subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. The following table sets forth all shares underlying or issued pursuant to Options awarded prior to December 31, 2009 under the 2007 Plan. No named executive officers, executives, non-executive directors, or associate of any of the directors, executive officers or nominees holds or has held options to purchase our common stock granted under the 2007 Plan.

Number of Shares Issued or
Name and Principal Position	Underlying Options
Non-Executive Officer Employee Group	378,500

Appendix B
AMENDMENT OF THE 2007 STOCK INCENTIVE PLAN (THE “AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN”)

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CARDTRONICS, INC.
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
I. PURPOSE AND HISTORY OF THE PLAN
The purpose of the CARDTRONICS, INC. AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which CARDTRONICS, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Annual Incentive Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.
The Plan was initially approved by the Company’s stockholders in 2007 in connection with the Company’s initial public offering, at which time the Plan was titled the “Cardtronics, Inc. 2007 Incentive Stock Plan.” The Plan is now being amended and restated to: (a) include the requisite provisions for compliance with section 162(m) of the Code, (b) include two additional award elements to the plan in the form of restricted stock units and annual cash bonuses, (c) extend the term of the Plan to the 10 year anniversary of the amendment and restatement of the Plan, and (d) re-title the plan as the “Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan.” The amendment and restatement of this Plan is not, however, intended to affect the terms of any Award granted prior to the effective date of this amended and restated Plan without the prior written consent of the affected Participant(s).
II. DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

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(b) “Annual Incentive Award” means a conditional right granted to a Participant under Paragraph IX of the Plan hereof to receive a cash payment, Common Stock or other Award, as determined by the Committee, after the end of a specified year; Annual Incentive Awards may be designed as “performance-based compensation” for purposes of section 162(m) of the Code, at the Committee’s discretion.
(c) “Annual Incentive Award Agreement” means a written agreement between the Company and a Participant with respect to an Annual Incentive Award.
(d) “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Annual Incentive Award, Phantom Stock Award, or Bonus Stock Award.
(e) “Board” means the Board of Directors of the Company.
(f) “Bonus Stock Award” means an Award granted under Paragraph XII of the Plan.
(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(h) “Committee” means the Compensation Committee of the Board, subject to the limitations and exceptions as provided in Subparagraph IV(a).
(i) “Common Stock” means the common stock, par value $0.0001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIII.
(j) “Company” means Cardtronics, Inc., a Delaware corporation.
(k) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
(l) “Corporate Change” shall have the meaning assigned to such term in Subparagraph XIII(c) of the Plan.
(m) “Covered Employee” shall have the meaning given to such term within section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto); provided, however, that as the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.

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(n) “Director” means an individual who is a member of the Board.
(o) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Executive Officer” shall mean an executive officer of the Company that is subject to section 16 of the 1934 Act, including any successor section to the same or similar effect.
(r) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.
(s) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
(t) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
(u) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
(v) “Participant” means an employee, Consultant, or Director who has been granted an Award.
(w) “Performance Award” means an Award granted under Paragraph IX of the Plan.
(x) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.
(y) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

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(z) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.
(aa) “Plan” means the Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan, as amended from time to time.
(bb) “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.
(cc) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
(dd) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.
(ee) “Restricted Stock Unit Agreement” means a written agreement between the company and a Participant with respect to a Restricted Stock Unit Award.
(ff) “Restricted Stock Unit Award” means a right, granted under Paragraph XI hereof, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.
(gg) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
(hh) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan was originally effective as of August 22, 2007. This amendment and restatement of the Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. No further Awards may be granted under the Plan after 10 years from the date this Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Restricted Stock Units, Performance Awards, Annual Incentive Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied, settled or expired.

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IV. ADMINISTRATION
(a) Composition of Committee. The Plan shall be administered by the Committee; provided, however, that the Board may determine to administer the Plan from time to time, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under the Plan or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Executive Officers and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
(b) Powers. Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Common Stock, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to individuals subject to section 162(m) of the Code, or otherwise with respect to Awards granted to Executive Officers; (ix) subject to the restrictions contained within the Plan, terminate, modify or amend the Plan, and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

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(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not an Executive Officer. Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.
V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;GRANT OF AWARDS
(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 5,179,393 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,500,000 shares, and (ii) the maximum amount of compensation that may be paid under all Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of Performance Awards) granted to any one individual during any calendar year may not exceed $2,000,000. All payments due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

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(b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
(c) Stock Offered. Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.
VI. ELIGIBILITY
Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, an Annual Incentive Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.
VII. STOCK OPTIONS
(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.
(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options

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because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award Agreement, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. Other than as provided in Paragraph XIII, once the Committee has provided the Option exercise price within an Option Agreement, the repricing of an Option shall not occur without the prior approval of the Company’s stockholders. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

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(f) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.
(g) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
VIII. RESTRICTED STOCK AWARDS
(a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the attainment of one or more performance measures established by the Committee. In the event that the Committee determines to subject the Restricted Stock to performance measures in order to create a “performance-based compensation” award as defined in section 162(m) of the Code, the performance conditions will be composed of and comply with the provisions of Paragraph IX of this Plan. Where the Restricted Stock is not intended to be “performance-based compensation” under section 162(m) of the Code, any performance measures may be determined by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
(b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise, such terms of which shall be defined in any Restricted Stock Agreement) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

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(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award Agreement, and the restriction set forth in the last sentence of Subparagraph VIII(d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
IX. PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Subparagraphs IX(b) and IX(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

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(b) Performance Awards. If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Subparagraph IX(b). The Committee may not exercise discretion to increase the amounts payable under any Performance Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Performance Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such a Performance Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Subparagraph IX(b) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.
(i) Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subparagraph IX(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals for grants to all eligible persons who are designated by the Committee as likely to be Covered Employees. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(ii) Business and Individual Criteria.
A. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Common Stock; (23) operating income; (24) Company sales; and (25) any of the above

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goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The business criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in any Award agreement, shall be subject to adjustment for specified significant extraordinary items or events, or nonrecurring transactions or events. In this regard, business criteria based on the price of our Common Stock shall be proportionately adjusted for any changes in the price due to a stock split, recapitalization or similar corporate transaction. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Subparagraph IX(c) hereof.
B. Individual Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the Company’s stockholders.
(iii) Performance Period; Timing for Establishing Performance Awards. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee. Performance goals shall be established no later than the earliest of the following to occur: (A) 90 days after the beginning of any performance period applicable to such Performance Awards, (B) the last date that would constitute less than 25% of the performance period applicable to such Performance Awards, or (C) at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.
(iv) Performance Award Pool. The Committee may, at its discretion, establish a Performance Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards associated with any given performance period. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Subparagraph IX(b)(2) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period as specified by the Committee in accordance with Subparagraph IX(b)(3) hereof. The Committee may specify the amount of the Performance Award pool(s) as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.
(v) Payment of Performance Awards. After the end of each designated performance period, the Committee shall determine the amount, if any, of (A) the applicable Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Subparagraph IX(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

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(c) Annual Incentive Awards. If the Committee determines that an Annual Incentive Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Subparagraph IX(c). The Committee may not exercise discretion to increase the amounts payable under any Annual Incentive Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Annual Incentive Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such an Annual Incentive Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Subparagraph IX(c) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.
(i) Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code such as the last date that would constitute less than 25% of the applicable performance period year, the Committee shall determine the eligible persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Subparagraph IX (c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, in the given performance year, as specified by the Committee.
(ii) Annual Incentive Award Pool. The Committee may, at its discretion, establish an Annual Incentive Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards for any given performance year. The amount of any Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period, as specified by the Committee in accordance with Subparagraph IX(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

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(iii) Payment of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the applicable Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.
(d) Awards Criteria. In determining the value of the settlement or payment of Performance Awards and Annual Incentive Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award or Annual Incentive Award during the applicable performance period.
(e) Termination of Award. A Performance Award or an Annual Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee subject to the restrictions of section 162(m) of the Code.
(f) Performance Award and Annual Incentive Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements, or the respective Annual Incentive Award Agreements, need not be identical. Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award Agreement, the Committee may, in its sole discretion, amend an outstanding Performance Award or Annual Incentive Award Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan.
(g) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Subparagraph IX(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Subparagraph IX(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. Notwithstanding the allowance in Paragraph IV of this Plan regarding delegation of duties or administration, the applicable Committee may not delegate any responsibilities described in this Subparagraph IX(g) relating to such Performance Awards or Annual Incentive Awards.

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X. PHANTOM STOCK AWARDS
(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted.
(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.
(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.
(e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

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(f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical. Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award Agreement, the Committee may, in its sole discretion, amend an outstanding Phantom Stock Award Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan.
XI. RESTRICTED STOCK UNIT AWARDS
(a) Restricted Stock Unit Awards. The Committee is authorized to grant Restricted Stock Units, which are rights to receive Common Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to a Participant, subject to the terms and conditions below as well as in any Restricted Stock Unit Award Agreement governing the Award.
(b) Other Terms and Conditions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on the achievement of performance goals, whether or not specified in Paragraph IX, and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(c) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and specified in the Restricted Stock Unit Agreement, dividend equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (ii) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.
(d) Restricted Stock Unit Agreements. At any time any Award is made under this Paragraph XI, the Company and the Participant shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Agreements need not be identical. Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award Agreement, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Unit Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan.

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XII. BONUS STOCK AWARDS
Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion. Bonus Stock Awards may be utilized to grant Common Stock in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Rule 16b-3. In the case of any grant of Common Stock to an officer of the Company or any of its Affiliates in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee
XIII. RECAPITALIZATION OR REORGANIZATION
(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

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(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph XIII(d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion. Notwithstanding the foregoing, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Awards other than Options or Stock Appreciation Rights as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Award which, in the event the applicable

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performance or vesting period set forth in such Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period; provided, however, that the Committee will not take any such action with regard to Performance Awards and Annual Incentive Awards that are intended to be “performance-based compensation” under section 162(m) of the Code that would cause such Awards to fail to comply with section 162(m) of the Code and the regulations thereunder. The Committee, in making any determinations with regard to discretionary actions allowed pursuant to this Subparagraph XIII(c), shall, where it deems appropriate, endeavor to preserve the benefit of the affected Participant’s original arrangement with regard to the Award, as well as take into consideration the Participant’s role and position in the Company or the Participant’s past services to the Company.
(d) Change of Control Value. For the purposes of clause (2) in Subparagraph XIII(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph XIII(d) or Subparagraph XIII(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XIII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs of this Paragraph XIII shall be subject to any required stockholder action, whether such requirement is imposed by an applicable exchange on which the Common Stock is then traded or by law.

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(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XIV. AMENDMENT AND TERMINATION OF THE PLAN
The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan.
This amendment and restatement of the Plan is not intended to affect the material terms of any Award granted prior to the effective date of this amended and restated Plan without the prior written consent of the affected Participant.
XV. MISCELLANEOUS
(a) No Right To An Award. Neither the approval of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit Award, a right to a Performance Award, a right to an Annual Incentive Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

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(c) Payment Terms Applicable to All Awards. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Affiliates upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change). Installments may be required by the Committee (subject to Paragraph XIV of this Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of section 409A of the Code and all regulations promulgated thereunder. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(d) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
(f) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or (iii) with the consent of the Committee.
(g) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

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CARDTRONICS, INC.	Shareowner ServicesSM
P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
To vote your Proxy
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cardtronics, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please fold here – Do not separate ò
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Class III directors:	01 Fred Lummis	☐	Vote FOR all nominees	☐	Vote WITHHELD
	02 Steven A. Rathgaber		(except as marked)		from all nominees
03 Michael A.R. Wilson

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Amended and Restated 2007 Stock Incentive Plan to increase by 2,000,000 the number of shares available for awards and of the amended “material terms” of the plan for purposes of Section 162(m) of the Internal Revenue Code.
	☐ For	☐ Against	☐ Abstain

3. Ratification of the Audit Committee’s selection of KPMG LLP as Cardtronics Inc.’s independent registered public accounting firm to conduct the Company’s audit for the fiscal year ending December 31, 2010.
	☐ For	☐ Against	☐ Abstain

4. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.
The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

Date

Signature(s) in Box
(Please date this proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

CARDTRONICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 15, 2010
4:00 p.m. Central Time
Cardtronics Corporate Offices
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

Cardtronics, Inc.	proxy

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints J. Chris Brewster and Michael E. Keller as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Cardtronics, Inc., which the undersigned would be entitled to vote at the meeting of stockholders to be held on Tuesday, June 15, 2010 at 4:00 p.m., at the corporate offices of Cardtronics, Inc., located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042 or any postponements or adjournments thereof, with all the powers the undersigned would possess if personally present.
This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of Cardtronics, Inc. a duly executed proxy bearing a later date or an instrument revoking this proxy or by attending the meeting and voting in person.
See reverse for voting instructions.
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